Exhibit 4.1

DRIVE AUTO RECEIVABLES TRUST 2018-2

Class A-1 2.45000% Auto Loan Asset Backed Notes

Class A-2 2.64% Auto Loan Asset Backed Notes

Class A-3 2.88% Auto Loan Asset Backed Notes

Class B 3.22% Auto Loan Asset Backed Notes

Class C 3.63% Auto Loan Asset Backed Notes

Class D 4.14% Auto Loan Asset Backed Notes

Class E 0.00% Auto Loan Asset Backed Notes

INDENTURE

Dated as of May 23, 2018

WILMINGTON TRUST, NATIONAL ASSOCIATION, as the Indenture Trustee

CROSS REFERENCE TABLE1

TIA Section		Indenture Section
310	(a) (1)	6.11
	(a) (2)	6.11
	(a) (3)	6.10; 6.11
	(a) (4)	N.A.[2]
	(a) (5)	6.11
	(b)	6.8; 6.11
	(c)	N.A.
311	(a)	6.12
	(b)	6.12
	(c)	N.A.
312	(a)	7.1
	(b)	7.2
	(c)	7.2
313	(a)	7.3
	(b) (1)	7.3
	(b) (2)	7.3
	(c)	7.3
	(d)	7.3
314	(a)	3.9
	(b)	3.6; 11.16
	(c) (1)	11.1
	(c) (2)	11.1
	(c) (3)	11.1
	(d)	11.1
	(e)	11.1
	(f)	N.A.
315	(a)	6.1(b)
	(b)	6.5
	(c)	6.1(a)
	(d)	6.1(c)
	(e)	5.13
316	(a) (1) (A)	5.11
	(a) (1) (B)	5.12
	(a) (2)	N.A.
	(b)	5.7
	(c)	5.6(b)
317	(a) (1)	5.3(b)
	(a) (2)	5.3(d)
	(b)	3.3(i)-(ii)
318	(a)	11.7

[1]	Note: This Cross Reference Table shall not, for any purpose, be deemed to be part of this Indenture.
[2]	N.A. means Not Applicable.

i

(Continued)

(Continued)

(Continued)

Schedule I	Perfection Representations, Warranties and Covenants

Exhibit A-1	Form of Notes (other than 144A Notes)
Exhibit A-2	Form of 144A Notes

This INDENTURE, dated as of May 23, 2018 (as amended, supplemented or otherwise modified and in effect from time to time, this “Indenture”), is between DRIVE AUTO RECEIVABLES TRUST 2018-2, a Delaware statutory trust (the “Issuer”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, solely as trustee and not in its individual capacity (the “Indenture Trustee”).

Each party agrees as follows for the benefit of the other party and the equal and ratable benefit of the Holders of the Issuer’s Class A-1 2.45000% Auto Loan Asset Backed Notes (the “Class A-1 Notes”), Class A-2 2.64% Auto Loan Asset Backed Notes (the “Class A-2 Notes”) and Class A-3 2.88% Auto Loan Asset Backed Notes (the “Class A-3 Notes” and, together with the Class A-1 Notes and the Class A-2 Notes, the “Class A Notes”), then for the equal and ratable benefit of the Holders of the Issuer’s Class B 3.22% Auto Loan Asset Backed Notes (the “Class B Notes”), then for the equal and ratable benefit of the Holders of the Issuer’s Class C 3.63% Auto Loan Asset Backed Notes (the “Class C Notes”), then for the equal and ratable benefit of the Holders of the Issuer’s Class D 4.14% Auto Loan Asset Backed Notes (the “Class D Notes”) and then for the equal and ratable benefit of the Holders of the Issuer’s Class E 0.00% Auto Loan Asset Backed Notes (the “Class E Notes” and, collectively with the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes, the “Notes”).

GRANTING CLAUSE

The Issuer, to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction except as set forth herein, and to secure compliance with the provisions of this Indenture, hereby Grants in trust to the Indenture Trustee on the Closing Date, as trustee for the benefit of the Noteholders, all of the Issuer’s right, title and interest, whether now owned or hereafter acquired, in and to (i) the Trust Estate and (ii) all present and future claims, demands, causes and choses in action in respect of any or all of the Trust Estate and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the Trust Estate, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments, securities, financial assets and other property which at any time constitute all or part of or are included in the proceeds of any of the Trust Estate (collectively, the “Collateral”).

The Indenture Trustee, on behalf of the Noteholders, acknowledges the foregoing Grant, accepts the trusts under this Indenture and agrees to perform its duties required in this Indenture in accordance with the provisions of this Indenture.

The foregoing Grant is made in trust to secure (i) the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction except as set forth herein and (ii) compliance with the provisions of this Indenture, each as provided in this Indenture.

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Without limiting the foregoing Grant, any Receivable purchased by the Servicer pursuant to Section 3.6 of the Sale and Servicing Agreement or repurchased by Santander Consumer pursuant to Section 3.4 of the Purchase Agreement shall be deemed to be automatically released from the lien of this Indenture without any action being taken by the Indenture Trustee upon payment by the Servicer or Santander Consumer, as applicable, of the related Repurchase Price for such Repurchased Receivable.

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1 Definitions. Capitalized terms are used in this Indenture as defined in Appendix A to the Sale and Servicing Agreement dated as of May 23, 2018 (as amended, modified or supplemented from time to time, the “Sale and Servicing Agreement”), among Santander Drive Auto Receivables LLC, as seller, the Issuer, Santander Consumer USA Inc., as servicer, and the Indenture Trustee.

SECTION 1.2 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the Securities and Exchange Commission.

“indenture securities” means the Notes.

“indenture security holder” means a Noteholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Indenture Trustee.

“obligor” on the indenture securities means the Issuer and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

SECTION 1.3 Other Interpretive Provisions. All terms defined in this Indenture shall have the defined meanings when used in any certificate or other document delivered pursuant hereto unless otherwise defined therein. For purposes of this Indenture and all such certificates and other documents, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Indenture, and accounting terms partly defined in this Indenture to the extent not defined, shall have the respective meanings given to them under GAAP (provided, that, to the extent that the definitions in this Indenture and GAAP conflict, the definitions in this Indenture shall control); (b) terms defined in Article 9 of the UCC as in effect on the relevant jurisdiction and not otherwise defined in this Indenture are used as defined in that Article; (c) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular provision of this Indenture; (d) references to any Article, Section,

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Schedule or Exhibit are references to Articles, Sections, Schedules and Exhibits in or to this Indenture and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (e) the term “including” and all variations thereof means “including without limitation”; (f) except as otherwise expressly provided herein, references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (g) references to any Person include that Person’s successors and assigns; and (h) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

ARTICLE II

THE NOTES

SECTION 2.1 Form. The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes, in each case together with the Indenture Trustee’s certificate of authentication, shall be in substantially the form set forth in Exhibit A-1 and Exhibit A-2 hereto, as applicable, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing the Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit A hereto are part of the terms of this Indenture.

SECTION 2.2 Execution, Authentication and Delivery. The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

The Indenture Trustee shall, upon Issuer Order, authenticate and deliver Class A-1 Notes for original issue in an aggregate principal amount of $155,000,000, Class A-2 Notes for original issue in an aggregate principal amount of $327,000,000, Class A-3 Notes for original issue in an aggregate principal amount of $126,750,000, Class B Notes for original issue in an aggregate principal amount of $186,120,000, Class C Notes for original issue in an aggregate principal amount of $236,510,000, Class D Notes for original issue in an aggregate principal amount of $237,320,000 and Class E Notes for original issue in an aggregate principal amount of $72,340,000. The Note Balance of Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class B Notes, Class C Notes, Class D Notes and Class E Notes Outstanding at any time may not exceed such amounts except as provided in Section 2.5.

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Each Note shall be dated the date of its authentication. The Class A Notes, Class B Notes, Class C Notes and Class D Notes shall be issuable as registered Notes in the minimum denomination of $1,000 and in integral multiples of $1,000 in excess thereof (except for two Notes of each Class which may be issued in a denomination other than an integral multiple of $1,000). The Class E Notes shall be issuable as registered Notes in the minimum denomination of $1,810,000 and in integral multiples of $1,000 in excess thereof (except for two Notes which may be issued in a lesser denomination and/or in integral multiples in excess thereof of other than $1,000).

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

SECTION 2.3 Temporary Notes. Pending the preparation of Definitive Notes, the Issuer may execute, and upon receipt of an Issuer Order, the Indenture Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the Definitive Notes in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

If temporary Notes are issued, the Issuer shall cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer to be maintained as provided in Section 3.2, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and the Indenture Trustee upon Issuer Order shall authenticate and deliver in exchange therefor a like principal amount of Definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

SECTION 2.4 Registration of Transfer and Exchange.

(a) The Issuer shall cause to be kept a register (the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Indenture Trustee shall initially be the registrar (the “Note Registrar”) for the purpose of registering Notes and transfers of Notes as herein provided. Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar.

If a Person other than the Indenture Trustee is appointed by the Issuer as Note Registrar, the Issuer shall give the Indenture Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to conclusively rely upon a certificate executed on behalf of the Note Registrar by a Responsible Officer thereof as to the names and addresses of the Noteholders and the principal amounts and number of such Notes.

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Notwithstanding the foregoing, for so long as Wilmington Trust, National Association is acting as the Indenture Trustee hereunder, it shall also act as the Note Registrar.

(b) Upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 3.2, if the requirements of Section 8-401 of the UCC are met, the Issuer shall execute and upon its written request the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one or more new Notes, in any authorized denominations, of the same Class and a like aggregate outstanding principal amount.

At the option of the related Noteholder, Notes may be exchanged for other Notes in any authorized denominations, of the same Class and a like Note Balance, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, if the requirements of Section 8-401 of the UCC are met the Issuer shall execute and, upon Issuer Request, the Indenture Trustee shall authenticate and the related Noteholder shall obtain from the Indenture Trustee, the Notes which the Noteholder making the exchange is entitled to receive.

(c) All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

(d) Every Note presented or surrendered for registration of transfer or exchange shall be (i) duly endorsed by, or be accompanied by a written instrument of transfer in form and substance satisfactory to the Issuer and the Indenture Trustee duly executed by the Noteholder thereof or its attorney-in-fact duly authorized in writing, with such signature guaranteed by an “eligible grantor institution” meeting the requirements of the Note Registrar which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act and (ii) accompanied by such other documents as the Indenture Trustee may require, including but not limited to the applicable IRS Form W-8 or W-9.

(e) No service charge shall be made to a Noteholder for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.3 or Section 9.6 not involving any transfer.

(f) The Indenture Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

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The preceding provisions of this Section 2.4 notwithstanding, the Issuer shall not be required to make and the Note Registrar need not register transfers or exchanges of any Notes selected for redemption or of any Note for a period of 15 days preceding the Redemption Date or any Payment Date, as applicable.

SECTION 2.5 Mutilated, Destroyed, Lost or Stolen Notes. If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a “protected purchaser” (as contemplated by Article 8 of the UCC), and provided that the requirements of Section 8-405 of the UCC are met, the Issuer shall execute and upon its written request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may upon delivery of the security or indemnity herein required pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a “protected purchaser” (as contemplated by Article 8 of the UCC) of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a “protected purchaser” (as contemplated by Article 8 of the UCC), and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

Upon the issuance of any replacement Note under this Section 2.5, the Issuer or the Indenture Trustee may require the payment by the Noteholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee or the Note Registrar) connected therewith.

Every replacement Note issued pursuant to this Section 2.5 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.5 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

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SECTION 2.6 Persons Deemed Owners. Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee shall treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuer, the Indenture Trustee nor any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

SECTION 2.7 Payment of Principal and Interest; Defaulted Interest.

(a) Each of the Notes shall accrue interest at its respective Interest Rate, and such interest shall be due and payable on each Payment Date as specified therein, subject to Sections 3.1 and 8.2. Any installment of interest or principal, if any, due and payable on any Note which is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the Record Date, by check mailed first-class, postage prepaid, to such Person’s address as it appears on the Note Register on such Record Date, except that, unless Definitive Notes have been issued pursuant to Section 2.12, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment will be made by wire transfer in immediately available funds to the account designated by such nominee and except for the final installment of principal payable with respect to such Note on a Payment Date or on the Final Scheduled Payment Date for such Class (and except for the Redemption Price for any Note called for redemption pursuant to Section 10.1) which shall be payable as provided below. The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.3.

(b) The principal of each Note shall be payable in installments on each Payment Date as provided in Section 8.2. Notwithstanding the foregoing, the entire unpaid Note Balance and all accrued interest thereon shall be due and payable, if not previously paid, on the earlier of (i) the date on which an Event of Default shall have occurred and is continuing, if the Indenture Trustee or the Holders of a majority of the Note Balance of the Controlling Class have declared the Notes to be immediately due and payable in the manner provided in Section 5.2 and (ii) with respect to any Class of Notes, on the Final Scheduled Payment Date for that Class. All principal payments on each Class of Notes shall be made pro rata to the Noteholders of such Class entitled thereto. The Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Payment Date on which Indenture Trustee expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be transmitted prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment. Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in Section 10.2.

(c) If the Issuer defaults on a payment of interest on any Class of Notes, the Issuer shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful at the applicable Interest Rate for such Class of Notes), which shall be due and payable on the Payment Date following such default. The Issuer shall pay such defaulted interest to the Persons who are Noteholders on the Record Date for such following Payment Date.

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SECTION 2.8 Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 2.8, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it; provided that such Issuer Order is timely and that such Notes have not been previously disposed of by the Indenture Trustee.

SECTION 2.9 Release of Collateral. Except as contemplated by Section 11.1(b)(v), the Indenture Trustee shall release property from the lien of this Indenture only upon receipt of an Issuer Request accompanied by an Officer’s Certificate, an Opinion of Counsel, and, unless the Notes have been redeemed in accordance with Section 10.1, Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) or an Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificates. If the Commission shall issue an exemptive order under TIA Section 304(d) modifying the Issuer’s obligations under TIA Sections 314(c) and 314(d)(1), subject to Section 11.1 and the terms of the Transaction Documents, the Indenture Trustee shall release property from the lien of this Indenture in accordance with the conditions and procedures set forth in such exemptive order.

SECTION 2.10 Book-Entry Notes. The Notes, upon original issuance, will be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to the Indenture Trustee, as agent for DTC, the initial Clearing Agency, by, or on behalf of, the Issuer. One or more fully registered Book-Entry Notes, not in any case to exceed $500 million in principal amount, shall be issued with respect to each Class of Notes. Such Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Note Owner shall receive a Definitive Note representing such Note Owner’s interest in such Note, except as provided in Section 2.12. Unless and until definitive, fully registered Notes (the “Definitive Notes”) have been issued to the applicable Note Owners pursuant to Section 2.12:

(a) the provisions of this Section 2.10 shall be in full force and effect;

(b) the Note Registrar and the Indenture Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole Noteholders, and shall have no obligation to the Note Owners;

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(c) to the extent that the provisions of this Section 2.10 conflict with any other provisions of this Indenture, the provisions of this Section 2.10 shall control;

(d) the rights of Note Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between or among such Note Owners and the Clearing Agency and/or the Clearing Agency Participants or Persons acting through Clearing Agency Participants. Pursuant to the Depository Agreement, unless and until Definitive Notes are issued pursuant to Section 2.12, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Notes to such Clearing Agency Participants; and

(e) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Noteholders evidencing a specified percentage of the Note Balance, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or Clearing Agency Participants or Persons acting through Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Indenture Trustee.

SECTION 2.11 Notices to Clearing Agency. Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to Note Owners pursuant to Section 2.12, the Indenture Trustee shall give all such notices and communications specified herein to be given to the Noteholders to the Clearing Agency, and shall have no obligation to the Note Owners.

SECTION 2.12 Definitive Notes. If (a) the Administrator advises the Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Notes, and the Administrator or the Indenture Trustee is unable to locate a qualified successor, (b) the Administrator at its option advises the Indenture Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (c) after the occurrence of an Event of Default, Note Owners representing beneficial interests aggregating at least a majority of the Note Balance, voting together as a single Class, advise the Indenture Trustee through the Clearing Agency or its successor in writing that the continuation of a book entry system through the Clearing Agency or its successor is no longer in the best interests of the Note Owners, then the Clearing Agency shall notify all Note Owners and the Indenture Trustee of the occurrence of any such event and of the availability of Definitive Notes to Note Owners requesting the same. Upon surrender to the Indenture Trustee of the typewritten Note or Notes representing the Book-Entry Notes by the Clearing Agency, accompanied by registration instructions, the Issuer shall execute and the Indenture Trustee shall authenticate the Definitive Notes in accordance with the instructions of the Clearing Agency. None of the Issuer, Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the Holders of the Definitive Notes as Noteholders.

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The Definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

SECTION 2.13 Authenticating Agents.

(a) Upon the request of the Issuer, the Indenture Trustee shall, and if the Indenture Trustee so chooses, the Indenture Trustee may appoint one or more Persons (each, an “Authenticating Agent”) with power to act on its behalf and subject to its direction in the authentication of Notes in connection with issuance, transfers and exchanges under Sections 2.2, 2.3, 2.4, 2.5 and 9.6, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by those Sections to authenticate such Notes. For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent pursuant to this Section 2.13 shall be deemed to be the authentication of Notes “by the Indenture Trustee.” The Indenture Trustee shall be the Authenticating Agent in the absence of any appointment thereof.

(b) Any entity into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation.

(c) Any Authenticating Agent may at any time resign by giving written notice of resignation to the Indenture Trustee and the Issuer. The Indenture Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Issuer. Upon receiving such notice of resignation or upon such termination, the Indenture Trustee may appoint a successor Authenticating Agent and shall give written notice of any such appointment to the Issuer.

(d) The provisions of Section 6.4 and, for so long as the Indenture Trustee is the Authenticating Agent, all other rights, benefits and protections afforded to the Indenture Trustee hereunder, shall be applicable to any Authenticating Agent.

SECTION 2.14 Tax Treatment.

(a) The parties hereto acknowledge and agree that it is their mutual intent that the Notes constitute and be treated as indebtedness for U.S. federal and all applicable state and local income and franchise tax purposes (other than any Notes that are owned during any period of time either by the Issuer or by a Person that is considered to be the same Person as the Issuer for U.S. federal income tax purposes). Further, each party hereto, and each Noteholder by accepting and holding a Note (other than a Noteholder that is the Issuer or a Person that is considered to be the same Person as the Issuer for U.S. federal income tax purposes), hereby covenants to every other party hereto and to every other Noteholder to treat the Notes as indebtedness for U.S. federal and all applicable state and local income and franchise tax purposes in all tax filings, reports and returns and otherwise, and further covenants that neither it nor any of its Affiliates will take, or participate in the taking of or permit to be taken, any action that is inconsistent with such tax treatment and tax reporting of the Notes, unless required by applicable law. All successors and assignees of the parties hereto shall be bound by the provisions hereof.

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(b) The parties hereto agree that it is their mutual intent that, for all applicable purposes the Certificates will not constitute indebtedness.

(c) Prior to the first Payment Date, at any time required by law and/or promptly upon request, each Noteholder shall provide to the Indenture Trustee, Paying Agent and/or the Issuer (or other person responsible for withholding of taxes) with its Tax Information. Each Noteholder is deemed to understand that by acceptance of a Note, such Noteholder agrees to supply the foregoing information. Further, each Noteholder is deemed to understand that the Issuer, Indenture Trustee and Paying Agent have the right to withhold as required on amounts payable with respect to the Note (without any corresponding gross-up) on any beneficial owner of an interest in a Note that fails to comply with both of the preceding sentences. If the Issuer has actual knowledge that FATCA Withholding applies with respect to one or more payments on a Note, the Issuer will notify the Indenture Trustee thereof.

SECTION 2.15 Certain Transfer Restrictions on all Classes of the Notes.

(a) By acquiring a Note (or any interest therein), each purchaser and transferee (and, if the purchaser or transferee is a Plan, its fiduciary) (i) shall be deemed to represent and warrant that either (a) it is not acquiring such Note (or any interest therein) on behalf of, or with any assets of, a Benefit Plan or any governmental plan, non-U.S. plan or church plan or any other employee benefit plan or arrangement that is subject to Similar Law or (b) the acquisition, holding and disposition of such Note (or any interest therein) will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any Similar Law and (ii) acknowledges and agrees if it is a Benefit Plan or a Plan that is subject to Similar Law, it shall not acquire such Note (or any interest therein) at any time that the ratings on such Note are below investment grade or if such Note has been characterized as other than indebtedness for applicable local law purposes. In addition, by acquiring a Note, each purchaser and transferee of a Note that is a Benefit Plan, including any fiduciary purchasing a Note on behalf of a Benefit Plan (“Benefit Plan Fiduciary”) is also deemed to represent and warrant that (i) the Transaction Parties have not provided and will not provide advice with respect to the acquisition of the Note by the Benefit Plan, other than to a Benefit Plan Fiduciary which is independent of the Transaction Parties, and the Benefit Plan Fiduciary either (a) is a bank as defined in Section 202 of the Investment Advisers Act of 1940 (the “Advisers Act”), or similar institution that is regulated and supervised and subject to periodic examination by a State or Federal agency; (b) is an insurance carrier which is qualified under the laws of more than one state to perform the services of managing, acquiring or disposing of assets of a Benefit Plan; (c) is an investment adviser registered under the Advisers Act, or, if not registered an as investment adviser under the Advisers Act by reason of paragraph (1) of Section 203A of the Advisers Act, is registered as an investment adviser under the laws of the state in which it maintains its principal office and place of business; (d) is a broker-dealer registered under the Securities Exchange Act of 1934, as amended; or (e) holds, or has under its management or control, total assets of at least U.S. $50 million (provided that this clause (e) shall not be satisfied if the Benefit Plan Fiduciary is either (i) the owner or a relative of the owner of an investing individual

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retirement account, or (ii) a participant or beneficiary or a relative of such participant or beneficiary of the Benefit Plan investing in the Notes in such capacity); (ii) the Benefit Plan Fiduciary is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies, including the acquisition by the Benefit Plan of the Note; (iii) the Benefit Plan Fiduciary is a “fiduciary” with respect to the Benefit Plan within the meaning of Section 3(21) of ERISA, Section 4975 of the Code, or both, and is responsible for exercising independent judgment in evaluating the Benefit Plan’s acquisition of the Note; (iv) none of the Transaction Parties has exercised any authority to cause the Benefit Plan to invest in the Note or to negotiate the terms of the Benefit Plan’s investment in the Note; and (v) the Benefit Plan Fiduciary has been informed by the Transaction Parties (a) that none of the Transaction Parties are undertaking to provide impartial investment advice or to give advice in a fiduciary capacity, and that no such entity has given investment advice or otherwise made a recommendation, in connection with the Benefit Plan’s acquisition of the Note; and (b) of the existence and nature of the Transaction Parties financial interests in the Benefit Plan’s acquisition of the Note as disclosed in the Prospectus. “Transaction Parties” means the Issuer, the Servicer, the Administrator, the Owner Trustee, the Asset Representations Reviewer, the Underwriters, any initial purchaser of the 144A Notes and any of their respective affiliates, agents or employees, and the Indenture Trustee.

(b) If for tax or other reasons it may be necessary to track any Notes (e.g., if the Notes have original issue discount), tracking conditions such as requiring that such Notes be in definitive registered form may be required by the Depositor or the Administrator as a condition to such transfer.

(c) Any purported transfer of a Note not in accordance with this Section 2.15 or not in accordance with Sections 2.16, 2.17 or 2.18 shall be null and void ab initio and shall not be given effect for any purpose hereunder. The Issuer may sell, or direct the Indenture Trustee to sell on its behalf, any Notes acquired in violation of the foregoing at the cost and risk of the purported transferee. If the transferee fails to transfer such Note or such beneficial interests in such Note within thirty (30) days after notice of the voided transfer, then the Issuer shall cause such Noteholder’s interest or Note Owner’s interest in such Note to be transferred in a commercially reasonable sale arranged by the Issuer (conducted by the Issuer or an agent of the Issuer in accordance with Section 9-610(b) of the UCC as applied to securities that are sold on a recognized market or that may decline speedily in value).

(d) The Indenture Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture (including, without limitation, under this Section 2.15 or under Sections 2.16, 2.17 or 2.18) or under applicable law with respect to any transfer of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

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SECTION 2.16 Certain Transfer Restrictions on the 144A Notes.

(a) None of the Issuer, the Indenture Trustee nor any other Person may register the 144A Notes under the Securities Act or any state securities laws. No 144A Note or any interest therein may be sold or transferred (including by pledge or hypothecation) to any other Person unless such sale or transfer is to a Qualified Institutional Buyer in accordance with Rule 144A (except for transfers of 144A Notes to the Depositor or any of its Affiliates and by the Depositor or any of its Affiliates as part of the initial distribution or any redistribution of the 144A Notes by the Depositor or any of its Affiliates pursuant to a note purchase agreement or any similar agreement).

(b) Prior to any sale or transfer of any 144A Note (or any interest therein) each prospective transferee of such 144A Note (or any interest therein) (except for transfers of 144A Notes to the Depositor or any of its Affiliates and by the Depositor or any of its Affiliates as part of the initial distribution or any redistribution of the 144A Notes by the Depositor or any of its Affiliates pursuant to a note purchase agreement or any similar agreement) shall be deemed to make the following representations to the Indenture Trustee, the Note Registrar and the Depositor:

(i) The transferee (A) is a Qualified Institutional Buyer, (B) is aware that the sale of the 144A Notes to it is being made in reliance on the exemption from registration provided by Rule 144A and (C) is acquiring the 144A Notes for its own account or for one or more accounts, each of which is a Qualified Institutional Buyer, and as to each of which the owner exercises sole investment discretion, and in a principal amount of not less than the minimum denomination of such 144A Note for the purchaser and for each such account.

(ii) The 144A Notes may not at any time be held by or on behalf of any Person (other than the Depositor or an Affiliate of the Depositor) that is not a Qualified Institutional Buyer.

(iii) The transferee understands that the 144A Notes are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, none of the 144A Notes have been or will be registered under the Securities Act, and, if in the future the transferee decides to offer, resell, pledge or otherwise transfer the 144A Notes, such 144A Notes may only be offered, resold, pledged or otherwise transferred in accordance with this Indenture and the applicable legend on such 144A Notes set forth below. The transferee acknowledges that no representation is made by the Issuer as to the availability of any exemption under the Securities Act or any applicable State securities laws for resale of the 144A Notes.

(iv) The transferee understands that an investment in the 144A Notes involves certain risks, including the risk of loss of all or a substantial part of its investment under certain circumstances. The transferee has had access to such financial and other information concerning the Issuer and the 144A Notes as it deemed necessary or appropriate in order to make an informed investment decision with respect to its purchase of the 144A Notes, including an opportunity to ask questions of and request information from the Servicer, the Depositor and the Issuer. The transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the 144A Notes, and the transferee and any accounts for which it is acting are each able to bear the economic risk of the holder’s or of its investment.

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(v) In connection with the transfer of the 144A Notes (a) none of the Issuer, the Servicer, the Depositor, any initial purchaser of the 144A Notes, nor the Indenture Trustee is acting as a fiduciary or financial or investment adviser for the transferee, (b) the transferee is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of any initial purchaser of the 144A Notes, the Issuer, the Servicer, the Depositor, or the Indenture Trustee other than in the most current offering memorandum for such 144A Notes and any representations expressly set forth in a written agreement with such party, (c) none of any initial purchaser of the 144A Notes, the Issuer, the Servicer, the Depositor, or the Indenture Trustee has given to the transferee (directly or indirectly through any other person) any assurance, guarantee, or representation whatsoever as to the expected or projected success, profitability, return, performance, result, effect, consequence, or benefit (including legal, regulatory, tax, financial, accounting, or otherwise) of its purchase or the documentation for the 144A Notes, (d) the transferee has consulted with its own legal, regulatory, tax, business, investment, financial, and accounting advisers to the extent it has deemed necessary, and it has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to this Indenture) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by any initial purchaser of the 144A Notes, the Issuer, the Servicer, the Depositor, or the Indenture Trustee, (e) the transferee has determined that the rates, prices or amounts and other terms of the purchase and sale of the 144A Notes reflect those in the relevant market for similar transactions, (f) the transferee is purchasing the 144A Notes with a full understanding of all of the terms, conditions and risks thereof (economic and otherwise), and is capable of assuming and willing to assume (financially and otherwise) these risks and (g) the transferee is a sophisticated investor familiar with transactions similar to its investment in the 144A Notes.

(vi) The transferee understands that the 144A Notes will bear the legend(s) substantially similar to those set forth in Section 2.16(c) unless the Issuer determines otherwise in compliance with applicable law.

(vii) The transferee will not, at any time, offer to buy or offer to sell the 144A Notes by any form of general solicitation or advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio or at a seminar or meeting whose attendees have been invited by general solicitations or advertising.

(viii) The transferee is not acquiring the 144A Notes with a view to the resale, distribution or other disposition thereof in violation of the Securities Act.

(ix) The transferee will provide notice to each Person to whom it proposes to transfer any interest in the 144A Notes of the transfer restrictions and representations set forth in this Indenture.

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(x) The transferee acknowledges that any transfer in violation of the foregoing will be of no force and effect, will be void ab initio, and will not operate to transfer any rights to the transferee.

(c) Each 144A Note will bear a legend to the following effect:

“THIS NOTE OR ANY INTEREST HEREIN HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND THE ISSUER HAS NOT BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”). THIS NOTE OR ANY INTEREST HEREIN MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT (A) (1) TO A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A “QUALIFIED INSTITUTIONAL BUYER”) WHO IS EITHER PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, IN A PRINCIPAL AMOUNT OF NOT LESS THAN [FOR CLASS A, CLASS B, CLASS C AND CLASS D NOTES: $1,000 AND IN GREATER WHOLE NUMBER DENOMINATIONS OF $1,000 IN EXCESS THEREOF (EXCEPT FOR TWO SUCH NOTES WHICH MAY BE ISSUED IN INTEGRAL MULTIPLES IN EXCESS THEREOF OF OTHER THAN $1,000)] [FOR CLASS E NOTES: $1,810,000 AND IN GREATER WHOLE NUMBER DENOMINATIONS OF $1,000 IN EXCESS THEREOF (EXCEPT FOR TWO SUCH NOTES WHICH MAY BE ISSUED IN A LESSER DENOMINATION AND/OR IN INTEGRAL MULTIPLES IN EXCESS THEREOF OF OTHER THAN $1,000)] FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, OR (2) TO THE DEPOSITOR OR ANY OF ITS U.S. CORPORATE AFFILIATES (OR DISREGARDED ENTITIES THEREOF) AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER WILL BE DEEMED TO HAVE MADE CERTAIN REPRESENTATIONS AND AGREEMENTS SET FORTH IN THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE INDENTURE TRUSTEE, OR ANY INTERMEDIARY. IF AT ANY TIME, THE ISSUER DETERMINES OR IS NOTIFIED THAT THE HOLDER OF SUCH NOTE OR BENEFICIAL INTEREST IN SUCH NOTE WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE ISSUER AND THE INDENTURE TRUSTEE MAY CONSIDER THE ACQUISITION OF THIS NOTE OR SUCH INTEREST IN SUCH NOTE VOID AND REQUIRE THAT THIS NOTE OR SUCH INTEREST HEREIN BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER.

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BY YOUR ACQUISITION OF THIS NOTE OR ANY INTEREST HEREIN, YOU (AND, IF YOU ARE A PLAN (AS DEFINED BELOW), YOUR FIDUCIARY) (A) SHALL BE DEEMED TO REPRESENT, COVENANT AND AGREE, FOR THE BENEFIT OF THE ISSUER, THE SERVICER, ANY INITIAL PURCHASER OF THIS NOTE AND THE INDENTURE TRUSTEE, THAT EITHER (I) YOU ARE NOT ACQUIRING THIS NOTE (OR INTEREST HEREIN) ON BEHALF OF, OR WITH THE ASSETS OF, ANY PLAN (AS DEFINED BELOW) THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (EACH, A “BENEFIT PLAN”) OR ANY PLAN THAT IS SUBJECT TO A LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) OR (II) THE ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE (OR INTEREST HEREIN) WILL NOT GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF ANY SIMILAR LAW AND THAT CERTAIN OTHER REQUIREMENTS ARE SATISFIED, AS SET FORTH IN THE INDENTURE AND (B) ACKNOWLEDGE AND AGREE IF YOU ARE A BENEFIT PLAN OR A PLAN THAT IS SUBJECT TO SIMILAR LAW THAT YOU SHALL NOT ACQUIRE THIS NOTE (OR INTEREST HEREIN) AT ANY TIME THAT THE RATINGS ON THIS NOTE ARE BELOW INVESTMENT GRADE OR IF THIS NOTE HAS BEEN CHARACTERIZED AS OTHER THAN INDEBTEDNESS FOR APPLICABLE LOCAL LAW PURPOSES. IN ADDITION, BY YOUR ACQUISITION OF THIS NOTE OR ANY INTEREST HEREIN, IF YOU ARE A BENEFIT PLAN, YOU AND YOUR FIDUCIARY WILL BE DEEMED TO REPRESENT, COVENANT AND AGREE THAT, (A) YOU ARE REPRESENTED BY AN INDEPENDENT FIDUCIARY THAT IS (1) A “FIDUCIARY” WITH RESPECT TO THE BENEFIT PLAN WITHIN THE MEANING OF SECTION 3(21) OF ERISA, SECTION 4975 OF THE CODE, OR BOTH, AND IS RESPONSIBLE FOR EXERCISING INDEPENDENT JUDGMENT IN EVALUATING THE BENEFIT PLAN’S ACQUISITION OF THE NOTES AND (2) IS A PERSON DESCRIBED IN DEPARTMENT OF LABOR REGULATION 29 C.F.R. 2510.3-21(c)(1)(i), (B) SUCH INDEPENDENT FIDUCIARY HAS EXERCISED INDEPENDENT JUDGMENT IN EVALUATING WHETHER TO PURCHASE THIS NOTE, AND (C) THE INDEPENDENT FIDUCIARY IS CAPABLE OF EVALUATING INVESTMENT RISKS INDEPENDENTLY, BOTH IN GENERAL AND WITH RESPECT TO THIS NOTE. YOU ACKNOWLEDGE THAT (A) NEITHER THE ISSUER, THE INDENTURE TRUSTEE NOR ANY UNDERWRITER OR INITIAL PURCHASER IS UNDERTAKING TO

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PROVIDE IMPARTIAL INVESTMENT ADVICE OR TO GIVE ADVICE IN ANY FIDUCIARY CAPACITY, IN CONNECTION WITH YOUR INVESTMENT IN THIS NOTE AND (B) THE OFFERING DOCUMENTS AND THE INDENTURE FAIRLY INFORM SUCH FIDUCIARY OF THE EXISTENCE AND NATURE OF THE FINANCIAL INTERESTS OF THE ISSUER, THE UNDERWRITER OR THE INITIAL PURCHASER AND OTHER PARTIES. FOR PURPOSES OF THE FOREGOING, “PLAN” MEANS AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF ERISA WHETHER OR NOT SUBJECT TO TITLE I OF ERISA, A “PLAN” AS DEFINED IN SECTION 4975 OF THE CODE, OR AN ENTITY OR ACCOUNT DEEMED TO HOLD THE PLAN ASSETS OF ANY OF THE FOREGOING.

TRANSFERS OF THIS NOTE MUST GENERALLY BE ACCOMPANIED BY APPROPRIATE TAX TRANSFER DOCUMENTATION AND ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE INDENTURE.”

SECTION 2.17 Certain Transfer Restrictions on the Restricted Notes.

(a) Any Notes (or interests therein) beneficially owned by the Issuer or the single beneficial owner of the Issuer for United States federal income tax purposes after the Closing Date may not be transferred for United States federal income tax purposes to another Person (other than the single beneficial owner of the Issuer for United States federal income tax purposes) unless the Administrator shall cause an Opinion of Counsel, of nationally recognized tax counsel, to be delivered to the Depositor and the Indenture Trustee to the effect that either (x) such Notes will be treated as debt for United States federal income tax purposes or (y) the sale of such Notes will not cause the Issuer to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

(b) Prior to any sale or transfer of any Restricted Note (or any interest therein), each prospective transferee of such Restricted Note (or any interest therein) (except for transfers of Notes to the Depositor or any of its U.S. corporate Affiliates (or disregarded entities thereof)) shall be required to provide to the Indenture Trustee and Depositor a certification of non-foreign status, in such form as may be requested by the Depositor or the Indenture Trustee (e.g., IRS Form W-9), signed under penalties of perjury (and such other certification, representations or opinion of counsel as may be requested by the Depositor or the Indenture Trustee), or other information or documentation requested by the Depositor or the Indenture Trustee to determine, in consultation with the Depositor, that payments on such Restricted Notes (or interest therein) will not be subject to withholding under U.S. tax law.

(c) Prior to any sale or transfer of any Restricted Note (or any interest therein) each prospective transferee of such Restricted Note (or any interest therein) (except for transfers of such Notes to the Depositor or any of its U.S. corporate Affiliates (or disregarded entities thereof)) shall be deemed to provide the following acknowledgments, representations and agreements to the Indenture Trustee, the Note Registrar and the Depositor unless the Depositor has received an opinion of nationally recognized tax counsel to the effect that the transfer of the Restricted Note without any or all of the acknowledgments, representations and agreements described below will not cause the Issuer to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes and the Depositor has consented to such transfer in writing:

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(i) The transferee will provide notice to each Person to whom it proposes to transfer any interest in the Restricted Notes of the transfer restrictions and representations set forth in this Indenture.

(ii) The transferee’s beneficial interest in a Restricted Note is not and will not be in an amount that is less than the minimum denomination for such Note set forth in this Indenture, and the transferee does not and will not hold any interest on behalf of any person whose beneficial interest in such a Note is in an amount that is less than the minimum denomination for such Note set forth in this Indenture.

(iii) A transferee that is a partnership, a corporation taxed under Subchapter S of the Code or grantor trust for U.S. federal income tax purposes (or a disregarded entity the single owner of which is any of the foregoing) is not and will not be used with a principal purpose of the arrangement involving such entity’s beneficial interest in any Restricted Notes or Certificates to permit any partnership to satisfy the 100 partner limitation of Treasury Regulation Section 1.7704-1(h)(1)(ii) necessary for such partnership not to be classified as a publicly traded partnership under the Code.

(iv) No Noteholder of a Restricted Note shall acquire or transfer any Restricted Note (or any interest therein) or cause any Restricted Note (or any interest therein) to be marketed on or through an “established securities market” within the meaning of Section 7704(b)(1) of the Code, including, without limitation, an over-the-counter market or an interdealer quotation system that regularly disseminates firm buy or sell quotations.

(v) If any Restricted Note held by the transferee is required to be treated other than as described under Section 2.14(a), then the transferee, or, if different, the beneficial owner of such Restricted Note, shall agree to the designation made pursuant to the Trust Agreement of the partnership representative of any partnership in which such Noteholder or beneficial owner is deemed to be a partner under Section 6223(a) of the Amended Partnership Audit Rules and any applicable Treasury Regulations thereunder.

(vi) (A) Each Noteholder of a Restricted Note shall provide to the Administrator on behalf of the Issuer and the Depositor any further information required by the Issuer to comply with the Amended Partnership Audit Rules, including Section 6226(a) of the Amended Partnership Audit Rules, (B) if such Noteholder is not the beneficial owner of such Restricted Note, the beneficial owner of such Restricted Note shall provide to the Administrator on behalf of the Issuer and the Depositor any further information required by the Issuer to comply with the Amended Partnership Audit Rules, including Section 6226(a) of the Amended Partnership Audit Rules and, to the extent the Issuer determines such appointment necessary for it to make an election under Section 6226(a) of the Amended Partnership Audit Rules, hereby appoints the Noteholder as its agent for purposes of receiving any notifications or information pursuant to the notice requirements under Section 6226(a)(2) of the Amended Partnership Audit Rules and (C) to the extent

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applicable, each Noteholder of a Restricted Note and, if different, each beneficial owner of a Restricted Note, shall hold the Issuer and its affiliates harmless for any expenses or losses (i) resulting from a beneficial owner of a Restricted Note not properly taking into account or paying its allocated adjustment or liability under Section 6226 of the Amended Partnership Audit Rules or (ii) that the Issuer or its affiliates may suffer that are attributable to the management or defense of an audit under the Amended Partnership Audit Rules or otherwise due to actions it takes with respect to and to comply with the rules under Sections 6221 through 6241 of the Amended Partnership Audit Rules.

(vii) If any Restricted Note held by the transferee is required to be treated other than as described under Section 2.14(a), then the transferee, or, if different, the beneficial owner of such Restricted Note, covenants that it will provide to any subsequent transferee a properly completed IRS Form W-9 signed under penalty of perjury, or other appropriate certification pursuant to Section 1446(f) of the Code (and to the extent future Treasury regulations or guidance relating to Section 1446(f) of the Code require other documentation, it will provide such other documentation).

(viii) The transferee acknowledges that any transfer in violation of the foregoing will be of no force and effect, will be void ab initio, and will not operate to transfer any rights to the transferee.

SECTION 2.18 Transfer Restrictions on Certain Notes Upon a Sale of a Certificate. The restrictions on transfer of Notes retained by the Issuer or a Person that is considered the same Person as the Issuer for United States federal income tax purposes provided in Section 2.17(a) shall not continue to apply in the event the Indenture Trustee and the Depositor have received the Initial Certificate Transfer Opinion.

ARTICLE III

COVENANTS

SECTION 3.1 Payment of Principal and Interest.

(a) The Issuer will duly and punctually pay the principal of and interest on the Notes in accordance with the terms of the Notes and this Indenture. Without limiting the foregoing and subject to Section 8.2, on each Payment Date the Issuer shall cause to be paid all amounts on deposit in the Collection Account which represent Available Funds for such Payment Date in accordance with the Sale and Servicing Agreement. Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered to have been paid by the Issuer to such Noteholder for all purposes of this Indenture. Interest accrued on the Notes shall be due and payable on each Payment Date. The final interest payment on each Class of Notes is due on the earlier of (a) the Payment Date (including any Redemption Date) on which the principal amount of that Class of Notes is reduced to zero or (b) the applicable Final Scheduled Payment Date for that Class of Notes.

(b) [Reserved.]

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SECTION 3.2 Maintenance of Office or Agency. As long as any of the Notes remain Outstanding, the Issuer shall maintain in Wilmington, Delaware, an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. The Issuer shall give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

SECTION 3.3 Money for Payments To Be Held in Trust. As provided in Section 5.4 and 8.2, all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Trust Accounts shall be made on behalf of the Issuer by the Indenture Trustee or by another Paying Agent, and no amounts so withdrawn therefrom for payments on the Notes shall be paid over to the Issuer except as provided in this Section and Section 4.4 of the Sale and Servicing Agreement.

By noon, New York City time, on the Business Day prior to each Payment Date and Redemption Date, the Issuer shall deposit or cause to be deposited into the Collection Account Available Funds with respect to the related Collection Period, and the Paying Agent shall hold such sum in trust for the benefit of the Persons entitled thereto pursuant to the Transaction Documents and (unless the Paying Agent is the Indenture Trustee) shall promptly notify the Indenture Trustee in writing of its action or failure so to act.

The Issuer shall cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees to the extent relevant), subject to the provisions of this Section, that such Paying Agent will:

(i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as provided in the Transaction Documents;

(ii) give the Indenture Trustee written notice of any default by the Issuer (or any other obligor upon the Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

(iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

(iv) immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

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(v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon, including FATCA Withholding (including obtaining and retaining from Persons entitled to payments with respect to the Notes any Tax Information, making any withholdings as required under the Code and paying over such withheld amounts to the appropriate governmental authority); and

(vi) comply with any applicable reporting requirements in connection with any payments made by it on any Notes and any withholding of taxes therefrom, and, upon request, provide any Tax Information to the Issuer.

Notwithstanding the foregoing, for so long as Wilmington Trust, National Association is acting as the Indenture Trustee hereunder, it shall also act as the Paying Agent.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and upon such a payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Subject to applicable laws with respect to the escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and distributed by the Indenture Trustee to the Issuer upon receipt of an Issuer Request and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the reasonable expense of the Issuer cause to be published once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which date shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be paid to the Issuer. The Indenture Trustee may also adopt and employ, at the written direction of and at the expense of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in monies due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Noteholder).

SECTION 3.4 Existence. The Issuer will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Issuer shall keep in full effect its existence, rights

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and franchises under the laws of such other jurisdiction) and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Collateral and each other instrument or agreement included in the Trust Estate.

SECTION 3.5 Protection of Collateral. The Issuer intends the security interest Granted pursuant to this Indenture in favor of the Indenture Trustee on behalf of the Noteholders to be prior to all other Liens in respect of the Collateral, and the Issuer shall take all actions necessary to obtain and maintain, for the benefit of the Indenture Trustee on behalf of the Noteholders, a first Lien on and a first priority, perfected security interest in the Collateral (except to the extent that the interest of the Indenture Trustee therein cannot be perfected by the filing of a financing statement). The Issuer shall from time to time execute and deliver all such supplements and amendments hereto and shall file or shall authorize the filing of all such financing statements, continuation statements, instruments of further assurance and other instruments, all as prepared by the Administrator and delivered to the Issuer, and shall take such other action necessary or advisable to:

(a) Grant more effectively all or any portion of the Collateral;

(b) maintain or preserve the lien and security interest (and the priority thereof) created by this Indenture or carry out more effectively the purposes hereof;

(c) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

(d) enforce any of the Collateral; or

(e) preserve and defend title to the Collateral and the rights of the Indenture Trustee and the Noteholders in the Collateral against the claims of all Persons.

The Issuer hereby designates the Indenture Trustee as its agent and attorney-in-fact and hereby authorizes the Indenture Trustee to file all financing statements, continuation statements or other instruments required to be filed (if any) pursuant to this Section; provided, however, that the Indenture Trustee shall not be obligated to authorize or file such instruments except upon written instruction from the Issuer or the Servicer. Notwithstanding any statement to the contrary contained herein or in any other Transaction Document, the Issuer shall not be required to notify any insurer with respect to any Insurance Policy about any aspect of the transactions contemplated by the Transaction Documents.

SECTION 3.6 Opinions as to Collateral.

(a) On the Closing Date, the Issuer shall furnish to or cause to be furnished to the Indenture Trustee an Opinion of Counsel either stating (i) that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the filing of any financing statements and continuation statements, as are necessary to perfect and make effective the first priority lien and security interest of this Indenture and reciting the details of such action, or (ii) that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.

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(b) Within 120 days after the beginning of each calendar year, beginning with April 30, 2019, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the filing of any financing statements and continuation statements as are necessary to maintain the lien and security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until April 30 in the following calendar year.

SECTION 3.7 Performance of Obligations; Servicing of Receivables.

(a) The Issuer shall not take any action and shall use its reasonable efforts not to permit any action to be taken by others, including the Administrator, that would release any Person from any of such Person’s material covenants or obligations under any instrument or agreement included in the Collateral or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as ordered by any bankruptcy or other court or as expressly provided in this Indenture, the other Transaction Documents or such other instrument or agreement.

(b) The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer’s Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Administrator, and the Administrator has agreed, to assist the Issuer in performing its duties under this Indenture.

(c) The Issuer shall, and shall cause the Administrator and the Servicer to, punctually perform and observe all of its respective obligations and agreements contained in this Indenture, the other Transaction Documents and the instruments and agreements included in the Collateral, including but not limited to preparing (or causing to be prepared) and filing (or causing to be filed) all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the other Transaction Documents in accordance with and within the time periods provided for herein and therein. Except as otherwise expressly provided therein, the Issuer shall not waive, amend, modify, supplement or terminate any Transaction Document or any provision thereof other than in accordance with the amendment provisions set forth in such Transaction Document.

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SECTION 3.8 Negative Covenants. So long as any Notes are Outstanding, the Issuer shall not:

(a) engage in any activities other than financing, acquiring, owning, pledging and managing the Receivables and the other Collateral as contemplated by this Indenture and the other Transaction Documents;

(b) except as expressly permitted by this Indenture or in the other Transaction Documents, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer;

(c) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code or applicable state law) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate;

(d) dissolve or liquidate in whole or in part;

(e) (i) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (ii) permit any Lien (other than Permitted Liens) to be created on or extend to or otherwise arise upon or burden the assets of the Issuer or any part thereof or any interest therein or the proceeds thereof and (iii) permit the lien of this Indenture not to constitute a valid first priority (other than with respect to any Permitted Lien) security interest in the Collateral (it being understood that (A) either each Receivable constituting part of the Collateral is secured by a first priority validly perfected security interest in the Financed Vehicle in favor of the Originator, as secured party, or all necessary actions with respect to the Receivable have been taken or will be taken to perfect a first priority security interest in the Financed Vehicle in favor of the Originator, as secured party and (B) the Issuer shall not be required to notify any insurer with respect to any Insurance Policy obtained by an Obligor about any aspect of the transactions contemplated by the Transaction Documents);

(f) incur, assume or guarantee any indebtedness other than indebtedness incurred in accordance with the Transaction Documents; or

(g) merge or consolidate with, or transfer substantially all of its assets to, any other Person.

SECTION 3.9 Annual Compliance Statement.

(a) So long as the Seller is required to file any reports with respect to the Issuer under the Exchange Act, the Issuer shall deliver to the Indenture Trustee and each Rating Agency, within 120 days after the end of each calendar year (commencing with the year ending December 31, 2018), an Officer’s Certificate stating, as to the Authorized Officer signing such Officer’s Certificate, that:

(i) a review of the activities of the Issuer during such year (or since the Closing Date, in the case of the first such Officer’s Certificate) and of its performance under this Indenture has been made under such Authorized Officer’s supervision; and

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(ii) to the best of such Authorized Officer’s knowledge, based on such review, the Issuer has complied in all material respects with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

(b) The Issuer shall:

(i) file with the Indenture Trustee, within 15 days after the Issuer is required (if at all) to file the same with the Commission, copies of the annual reports and such other information, documents and reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) as the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or such other reports required pursuant to TIA Section 314(a)(1);

(ii) file with the Indenture Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such other information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(iii) supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders as required by TIA Section 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 3.9(b) as may be required pursuant to rules and regulations prescribed from time to time by the Commission.

(c) Delivery of such reports, information and documents to the Indenture Trustee is for informational purposes only and the Indenture Trustee’s receipt of such shall not constitute constructive or actual notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Indenture Trustee is entitled to rely exclusively on Officer’s Certificates).

(d) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall be the same as the fiscal year of the Servicer (which shall end on December 31st of each year).

SECTION 3.10 Restrictions on Certain Other Activities. The Issuer shall not: (i) engage in any activities other than financing, acquiring, owning, pledging and managing the Trust Estate and the other Collateral in the manner contemplated by the Transaction Documents; (ii) issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness other than the Notes; (iii) make any loan, advance or credit to, guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person; or (iv) make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

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SECTION 3.11 Restricted Payments. The Issuer shall not, directly or indirectly, (a) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer or to the Servicer or the Administrator, (b) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (c) set aside or otherwise segregate any amounts for any such purpose; provided that the Issuer may cause to be made distributions to the Servicer, the Administrator, the Owner Trustee, the Indenture Trustee, the Noteholders and the Certificateholders as permitted by, and to the extent funds are available for such purpose under this Indenture, the Sale and Servicing Agreement, the Trust Agreement or the Administration Agreement. Other than as set forth in the preceding sentence, the Issuer will not, directly or indirectly, make distributions from the Trust Accounts.

SECTION 3.12 Notice of Events of Default; Servicer Replacement Events. The Issuer shall promptly deliver to the Indenture Trustee, the Owner Trustee and each Rating Agency written notice in the form of an Officer’s Certificate of (i) an Event of Default or any event which with the giving of notice, the lapse of time or both would become an Event of Default, its status and what action the Issuer is taking or proposes to take with respect thereto and (ii) the occurrence of a Servicer Replacement Event or any event which with the giving of notice, the lapse of time or both would become a Servicer Replacement Event.

SECTION 3.13 Further Instruments and Acts. Upon request of the Indenture Trustee, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 3.14 Compliance with Laws. The Issuer shall comply with the requirements of all applicable laws, the non-compliance with which would, individually or in the aggregate, materially and adversely affect the ability of the Issuer to perform its obligations under the Notes, this Indenture or any other Transaction Document.

SECTION 3.15 Removal of Administrator. For so long as any Notes are Outstanding, the Issuer shall not remove the Administrator without cause unless the Rating Agency Condition shall have been satisfied in connection therewith.

SECTION 3.16 Perfection Representations, Warranties and Covenants. The perfection representations, warranties and covenants attached hereto as Schedule I shall be deemed to be part of this Indenture for all purposes.

SECTION 3.17 Investment Company Act. The Issuer is not an “investment company” that is registered or required to be registered under, or otherwise subject to the restrictions of, the Investment Company Act.

SECTION 3.18 Tax Information. To the extent the Issuer receives any Tax Information other than from the Indenture Trustee or Paying Agent, the Issuer shall provide such received Tax Information to the Indenture Trustee upon request.

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ARTICLE IV

SATISFACTION AND DISCHARGE

SECTION 4.1 Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Notes except as to (a) rights of registration of transfer and exchange, (b) substitution of mutilated, destroyed, lost or stolen Notes, (c) rights of Noteholders to receive payments of principal thereof and interest thereon, (d) Sections 3.3, 3.4, 3.5, 3.8, 3.10 and 3.11, (e) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.7 and the obligations of the Indenture Trustee under Section 4.2) and (f) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when:

(a) either (i) all Notes theretofore authenticated and delivered (other than (1) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.5 and (2) Notes for which payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.3) have been delivered to the Indenture Trustee for cancellation or (ii) all Notes not theretofore delivered to the Indenture Trustee for cancellation (1) have become due and payable, (2) will become due and payable at the latest occurring Final Scheduled Payment Date within one year, or (3) are to be called for redemption within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of clauses (1), (2) or (3), has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation, when due, to the latest occurring Final Scheduled Payment Date or Redemption Date (if Notes shall have been called for redemption pursuant to Section 10.1), as the case may be;

(b) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

(c) the Issuer has delivered to the Indenture Trustee an Officer’s Certificate, an Opinion of Counsel and (if required by the TIA or the Indenture Trustee, and if such discharge is not related to a redemption of the Notes in accordance with Section 10.1) an Independent Certificate, each meeting the applicable requirements of Section 11.1(a) and, subject to Section 11.2, stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

SECTION 4.2 Application of Trust Money. All monies deposited with the Indenture Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Notes, this Indenture and Article IV of the Sale and Servicing Agreement. Such monies need not be segregated from other funds except to the extent required herein, in the Sale and Servicing Agreement or by law.

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SECTION 4.3 Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.3 and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

ARTICLE V

EVENTS OF DEFAULT; REMEDIES

SECTION 5.1 Events of Default. The occurrence and continuation of any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall constitute a default under this Indenture (each, an “Event of Default”):

(a) a default in the payment of any interest on any Note of the Controlling Class when the same becomes due and payable, and such default continues for a period of five Business Days or more;

(b) a default in the payment of principal of any Note at the related Final Scheduled Payment Date or the Redemption Date;

(c) any failure by the Issuer to duly observe or perform in any respect any of its covenants or agreements made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with), which failure materially and adversely affects the rights of the Noteholders, and such failure shall continue unremedied for a period of 60 days (or for such longer period not in excess of 90 days as may be reasonably necessary to remedy such failure; provided that such failure is capable of remedy within 90 days) after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or by Noteholders evidencing at least 25% of the Note Balance of the Outstanding Notes, voting together as a single Class, a written notice specifying such failure and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(d) any representation or warranty of the Issuer made in this Indenture proves to have been incorrect in any respect when made, which failure materially and adversely affects the rights of the Noteholders, and which failure continues unremedied for 60 days (or for such longer period not in excess of 90 days as may be reasonably necessary to remedy such failure; provided that such failure is capable of remedy within 90 days) after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or by Noteholders evidencing at least 25% of the Note Balance of the Outstanding Notes, voting together as a single Class, a written notice specifying such failure and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

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(e) a Bankruptcy Event with respect to the Issuer;

provided, however, that (A) if any delay or failure of performance referred to in clause (a) above shall have been caused by force majeure or other similar occurrence, the five Business Day grace period referred to in such clause (a) shall be extended for an additional 60 calendar days, (B) if any delay or failure of performance referred to in clause (b) above shall have been caused by force majeure or other similar occurrence, such failure or delay shall not constitute an Event of Default for an additional 60 calendar days, (C) if any delay or failure of performance referred to in clause (c) above shall have been caused by force majeure or other similar occurrence, the 60 day grace period referred to in such clause (c) shall be extended for an additional 60 calendar days and (D) if any delay or failure of performance referred to in clause (d) above shall have been caused by force majeure or other similar occurrence, the 60 day grace period referred to in such clause (d) shall be extended for an additional 60 calendar days.

SECTION 5.2 Acceleration of Maturity.

(a) Except as set forth in the following sentence, if an Event of Default should occur and be continuing, then and in every such case the Indenture Trustee may, or if directed by the Noteholders representing not less than a majority of the Note Balance of the Controlling Class, shall declare all the Notes to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if given by Noteholders), and upon any such declaration the unpaid Note Balance of the Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable. If an Event of Default specified in Section 5.1(e) occurs, all unpaid principal, together with all accrued and unpaid interest thereon, of all Notes, and all other amounts payable hereunder, shall automatically become due and payable without any declaration or other act on the part of the Indenture Trustee or any Noteholder.

(b) At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter provided for in this Article V, the Noteholders representing a majority of the Note Balance of the Controlling Class, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

(i) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay (A) all payments of principal of and interest on all Notes and all other amounts that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred and (B) all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

(ii) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

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No such rescission shall affect any subsequent default or impair any right consequent thereto.

If the Notes have been declared due and payable or have automatically become due and payable following an Event of Default, the Indenture Trustee may institute Proceedings to collect amounts due, exercise remedies as a secured party (including foreclosure or sale of the Collateral) or elect to maintain the Collateral. Any sale of the Collateral by the Indenture Trustee will be subject to the terms and conditions of Section 5.4.

SECTION 5.3 Collection of Indebtedness and Suits for Enforcement by the Indenture Trustee.

(a) The Issuer covenants that if (i) default is made in the payment of any interest on any Note of the Controlling Class when the same becomes due and payable, and such default continues for a period of five Business Days, or (ii) default is made in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable, the Issuer will, upon demand of the Indenture Trustee in writing as directed by the Noteholders representing not less than a majority of the Note Balance of the Controlling Class, pay to the Indenture Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on such Notes for principal and interest, with interest upon the overdue principal, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the applicable Interest Rate and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

(b) In case the Issuer shall fail forthwith to pay the amounts described in clause (a) above upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Notes, wherever situated, the monies adjudged or decreed to be payable.

(c) If an Event of Default shall have occurred and is continuing, the Indenture Trustee may, as more particularly provided in Section 5.4, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

(d) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Collateral, Proceedings under the Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of

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the Issuer or its property or such other obligor or Person, or in case of any other comparable Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section 5.3, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence, bad faith or willful misconduct) and of the Noteholders allowed in such Proceedings;

(ii) unless prohibited by applicable law and regulations, to vote on behalf of the Noteholders in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

(iii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf; and

(iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Noteholders allowed in any judicial Proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each Noteholder to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses, indemnities and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence, bad faith or willful misconduct, and any other amounts due the Indenture Trustee under Section 6.7.

(e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

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(f) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Noteholders, to the extent set forth in Section 5.4(b).

(g) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Noteholders, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

SECTION 5.4 Remedies; Priorities.

(a) If an Event of Default shall have occurred and is continuing, the Indenture Trustee may do one or more of the following (subject to Sections 5.2 and 5.5):

(i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes monies adjudged due;

(ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Collateral;

(iii) exercise any other remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Noteholders; and

(iv) subject to Section 5.17, after an acceleration of the maturity of the Notes pursuant to Section 5.2, sell the Collateral or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

provided, however, that the Indenture Trustee may not exercise the remedy described in clause (iv) above unless (A) the Holders of all Outstanding Notes have consented to such liquidation, (B) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and the accrued interest on the Outstanding Notes or (C) the Event of Default either (x) relates to a default described in Sections 5.1(a) or (b) (a “Payment Default”) and the Indenture Trustee determines (but shall have no obligation to make such determination) that the Collections on the Receivables will not be sufficient on an ongoing basis to make all payments on the Notes as they would have become due if the Notes had not been declared due and payable or (y) relates to a Bankruptcy Event and, in the case of each of (x) and (y) above, the Indenture Trustee obtains the consent of the holders of at least 66-2/3% of the Note Balance of the Controlling Class. In determining such sufficiency or insufficiency with respect to clauses (B) and (C)(x) of the preceding sentence, the Indenture Trustee may, but need not, obtain and rely upon an opinion of

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an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose. Notwithstanding anything herein to the contrary, if the Event of Default does not relate to a Payment Default or Bankruptcy Event with respect to the Issuer, the Indenture Trustee may not sell or otherwise liquidate the Trust Estate unless the Holders of all Outstanding Notes consent to such sale or the proceeds of such sale are sufficient to pay in full the principal of and accrued interest on the Outstanding Notes.

(b) Notwithstanding the provisions of Section 8.2 hereof or Section 4.4 of the Sale and Servicing Agreement, if the Indenture Trustee collects any money or property pursuant to this Article V and the Notes have been accelerated, it shall pay out such money or property (and other amounts, including all amounts held on deposit in the Reserve Account) held as Collateral for the benefit of the Noteholders (net of liquidation costs associated with the sale of the Trust Estate) in the following order of priority:

(i) first, to the Indenture Trustee and the Owner Trustee, any accrued and unpaid fees (including unpaid fees with respect to prior periods), reasonable expenses and indemnification amounts, and to the Asset Representations Reviewer, any accrued and unpaid fees (including unpaid fees with respect to prior periods), reasonable expenses and indemnification amounts to the extent not previously paid by Santander Consumer;

(ii) second, to the Servicer, the Servicing Fee and all unpaid Servicing Fees with respect to prior periods;

(iii) third, to the Holders of the Class A Notes, the Accrued Class A Note Interest; provided that if there are not sufficient funds available to pay the entire amount of the Accrued Class A Note Interest, the amount available shall be applied to the payment of such interest on each Class of Class A Notes on a pro rata basis based on the amount of interest payable to each Class of Class A Notes;

(iv) fourth, (a) if an acceleration of the Notes has occurred following or as a result of an Event of Default described in Section 5.1(a), (b) or (e), in the following order of priority:

(1) to the Holders of the Class A-1 Notes in respect of principal thereof, until the Class A-1 Notes have been paid in full;

(2) to the Holders of the Class A-2 Notes and the Holders of the Class A-3 Notes in respect of principal thereof, pro rata, based on the Note Balance of each Class of such Class A Notes until all Classes of the Class A Notes have been paid in full;

(3) to the Holders of the Class B Notes, the Accrued Class B Note Interest;

(4) to the Holders of the Class B Notes in respect of principal thereof until the Class B Notes have been paid in full;

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(5) to the Holders of the Class C Notes, the Accrued Class C Note Interest;

(6) to the Holders of the Class C Notes in respect of principal thereof, until the Class C Notes have been paid in full;

(7) to the Holders of the Class D Notes, the Accrued Class D Note Interest;

(8) to the Holders of the Class D Notes in respect of principal thereof until the Class D Notes have been paid in full;

(9) to the Holders of the Class E Notes, the Accrued Class E Note Interest; and

(10) to the Holders of the Class E Notes, in respect of principal thereof, until the Class E Notes have been paid in full; and

(b) if an acceleration of the Notes has occurred following or as a result of an Event of Default described in Section 5.1(c) or (d), in the following order of priority:

(1) to the Holders of the Class B Notes, the Accrued Class B Note Interest;

(2) to the Holders of the Class C Notes, the Accrued Class C Note Interest;

(3) to the Holders of the Class D Notes, the Accrued Class D Note Interest;

(4) to the Holders of the Class E Notes, the Accrued Class E Note Interest;

(5) to the Holders of the Class A-1 Notes in respect of principal thereof until the Class A-1 Notes have been paid in full;

(6) to the Holders of the Class A-2 Notes and the Holders of the Class A-3 Notes in respect of principal thereof, pro rata, based on the Note Balance of each Class of such Class A Notes, until all classes of the Class A Notes have been paid in full;

(7) to the Holders of the Class B Notes in respect of principal thereof until the Class B Notes have been paid in full;

(8) to the Holders of the Class C Notes in respect of principal thereof until the Class C Notes have been paid in full;

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(9) to the Holders of the Class D Notes in respect of principal thereof until the Class D Notes have been paid in full; and

(10) to the Holders of the Class E Notes in respect of principal thereof until the Class E Notes have been paid in full; and

(v) fifth, any remaining funds shall be distributed to the Certificateholders, pro rata based on the Percentage Interest of each Certificateholder, or to the extent Definitive Certificates have been issued, to the Certificate Distribution Account for distribution to or at the direction of the Certificateholders.

The Indenture Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 5.4. At least 15 days before such record date, the Issuer shall mail to each Noteholder and the Indenture Trustee a notice that states the record date, the payment date and the amount to be paid.

Prior to an acceleration of the Notes after an Event of Default, if the Indenture Trustee collects any money or property pursuant to this Article V, such amounts shall be deposited into the Collection Account and distributed in accordance with Section 4.4 of the Sale and Servicing Agreement and Section 8.2 hereof.

SECTION 5.5 Optional Preservation of the Collateral. If the Notes have been declared or are automatically due and payable under Section 5.2 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, if permitted hereunder, the Indenture Trustee may, but need not, elect to maintain possession of the Collateral and shall continue to apply the proceeds thereof in accordance with Section 5.4(b). It is the intent of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes, and the Indenture Trustee shall take such intent into account when determining whether or not to maintain possession of the Collateral. In determining whether to maintain possession of the Collateral, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose.

SECTION 5.6 Limitation of Suits.

(a) No Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(i) such Holder has previously given written notice to a Responsible Officer of the Indenture Trustee of a continuing Event of Default;

(ii) the Holders of not less than 25% of the Note Balance of the Controlling Class have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as the Indenture Trustee hereunder;

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(iii) such Holder or Holders have offered to the Indenture Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request;

(iv) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

(v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority of the Note Balance of the Controlling Class.

No Noteholder or group of Noteholders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholders or to obtain or to seek to obtain priority or preference over any other Noteholders or to enforce any right under this Indenture, except, in each case, to the extent and in the manner herein provided.

In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Noteholders, each representing less than a majority of the Note Balance of the Controlling Class, the Indenture Trustee shall follow the direction of the Noteholders representing the greater percentage of the Note Balance.

(b) No Noteholder shall have any right to vote except as provided pursuant to this Indenture and the Notes, nor any right in any manner to otherwise control the operation and management of the Issuer. However, in connection with any action as to which Noteholders are entitled to vote or consent under this Indenture and the Notes, the Issuer may set a record date for purposes of determining the identity of Noteholders entitled to vote or consent in accordance with TIA Section 316(c).

SECTION 5.7 Rights of Noteholders To Receive Principal and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right to receive payment of the principal of and interest on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture (or, in the case of redemption, on or after the Redemption Date) and to institute suit for the enforcement of any such payment and such right shall not be impaired without the consent of such Noteholder.

SECTION 5.8 Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

SECTION 5.9 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy except to the extent explicitly set forth herein, and every right and remedy

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shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.10 Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee or any Holder of any Note to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

SECTION 5.11 Control by Noteholders. Subject to the provisions of Sections 5.4, 5.6, 6.2(d) and 6.2(e), Noteholders holding not less than a majority of the Note Balance of the Controlling Class, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee with respect to the Notes or with respect to the exercise of any trust or power conferred on the Indenture Trustee; provided that

(a) such direction shall not be in conflict with any rule of law or with this Indenture;

(b) any such direction to the Indenture Trustee to sell or liquidate the Collateral shall be effective only to the extent the Indenture Trustee is permitted to take such action pursuant to Section 5.4(a) and Section 5.17;

(c) if the conditions set forth in Section 5.5 have been satisfied and the Indenture Trustee elects to retain the Trust Estate pursuant to such Section, then any direction to the Indenture Trustee by Holders of Notes representing less than 100% of the Note Balance to sell or liquidate the Trust Estate shall be of no force and effect;

(d) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction, applicable law and the terms of this Indenture; and

(e) such direction shall be in writing;

provided, further, that, subject to Section 6.1, the Indenture Trustee need not take any action that it determines might expose it to personal liability or might materially adversely affect or unduly prejudice the rights of any Noteholders not consenting to such action.

SECTION 5.12 Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.2, the Holders of Notes of not less than a majority of the Note Balance of the Controlling Class may waive any past Default or Event of Default and its consequences except a Default (a) in payment of principal of or interest on any of the Notes, (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of each Noteholder or (c) arising from a Bankruptcy Event with respect to

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the Issuer. In the case of any such waiver, the Issuer, the Indenture Trustee and the Noteholders shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

Upon any such waiver, such Default or Event of Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any prior, subsequent or other Default or Event of Default or impair any right consequent thereto.

SECTION 5.13 Undertaking for Costs. All parties to this Indenture agree, and each Noteholder by such Noteholder’s acceptance of a Note shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as the Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Note Balance of the Outstanding Notes or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).

SECTION 5.14 Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 5.15 Action on Notes. The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.4(b), if the maturity of the Notes has been accelerated pursuant to Section 5.2 of this Indenture, or Section 4.4 of the Sale and Servicing Agreement and Section 8.2 of this Indenture, if the maturity of the Notes has not been accelerated.

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SECTION 5.16 Performance and Enforcement of Certain Obligations.

(a) Promptly following a request from the Indenture Trustee to do so, the Issuer shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance (i) by the Seller and the Servicer, as applicable, of each of their obligations to the Issuer under or in connection with the Sale and Servicing Agreement or (ii) by the Seller or Santander Consumer, as applicable, of each of their obligations under or in connection with the Purchase Agreement, in each case, in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Sale and Servicing Agreement and the Purchase Agreement, as the case may be, to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Seller, the Servicer or Santander Consumer thereunder and the institution of legal or administrative actions or Proceedings to compel or secure performance by the Seller or the Servicer of each of their obligations under the Sale and Servicing Agreement or by the Seller or Santander Consumer, as applicable, of each of their obligations under or in connection with the Purchase Agreement.

(b) If an Event of Default has occurred and is continuing, the Indenture Trustee may, and, at the direction (which direction shall be in writing) of the Holders of a majority of the Note Balance of the Controlling Class shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller or the Servicer under or in connection with the Sale and Servicing Agreement and/or against the Seller or Santander Consumer under the Purchase Agreement, including the right or power to take any action to compel or secure performance or observance by the Seller, the Servicer and/or Santander Consumer, as the case may be, of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Sale and Servicing Agreement and/or the Purchase Agreement, as applicable, and any right of the Issuer to take such action shall be suspended.

SECTION 5.17 Sale of Collateral. If the Indenture Trustee acts to sell the Collateral or any part thereof, pursuant to Section 5.4(a), the Indenture Trustee shall publish a notice in an Authorized Newspaper stating that the Indenture Trustee intends to effect such a sale in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids. Following such publication, the Indenture Trustee shall, unless otherwise prohibited by applicable law from any such action, sell the Collateral or any part thereof, in such manner and on such terms as provided above to the highest bidder, provided, however, that the Indenture Trustee may from time to time postpone any sale by public announcement made at the time and place of such sale. The Indenture Trustee shall give notice to the Seller and the Servicer of any proposed sale, and the Seller, the Servicer or any Affiliate thereof shall be permitted to bid for the Collateral at any such sale. The Indenture Trustee may obtain a prior determination from a conservator, receiver or trustee in bankruptcy of the Issuer that the terms and manner of any proposed sale are commercially reasonable. The power to effect any sale of any portion of the Collateral pursuant to Section 5.4 and this Section 5.17 shall not be exhausted by any one or more sales as to any portion of the Collateral remaining unsold, but shall continue unimpaired until the entire Collateral shall have been sold or all amounts payable on the Notes shall have been paid.

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ARTICLE VI

THE INDENTURE TRUSTEE

SECTION 6.1 Duties of the Indenture Trustee.

(a) If an Event of Default has occurred and is continuing, and a Responsible Officer of the Indenture Trustee has actual knowledge thereof or a Responsible Officer of the Indenture Trustee has received written notice thereof, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and shall use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Prior to the occurrence of an Event of Default:

(i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the other Transaction Documents to which it is a party and no implied covenants or obligations shall be read into this Indenture or the other Transaction Documents against the Indenture Trustee; and

(ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; provided however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Indenture Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section 6.1;

(ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Indenture Trustee unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.11.

(d) Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to paragraphs (a), (b) and (c).

(e) The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

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(f) Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture or the Sale and Servicing Agreement.

(g) No provision of this Indenture or any other Transaction Document shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or thereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

(h) Every provision of this Indenture and each other Transaction Document relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section 6.1 and to the provisions of the TIA.

(i) The Indenture Trustee shall take all actions required to be taken by the Indenture Trustee under the Sale and Servicing Agreement.

SECTION 6.2 Rights of the Indenture Trustee.

(a) The Indenture Trustee may conclusively rely on any document believed by it (i) to be genuine and (ii) to have been signed or presented by the proper person. The Indenture Trustee shall not be responsible for the accuracy of any document provided to the Indenture Trustee, and need not investigate, recalculate, certify or verify any fact, numerical information or matter stated in the document.

(b) Before the Indenture Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel, as applicable, the cost of which the Indenture Trustee shall not be required to pay. The Indenture Trustee shall not be liable for any action it takes, suffers or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.

(c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, the Administrator, any such agent, attorney, custodian or nominee appointed with due care by it hereunder, or any co-trustee or separate trustee appointed in accordance with the provisions of Section 6.10.

(d) The Indenture Trustee shall not be liable for any action it takes or omits to take or errors in judgment made in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.

(e) The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

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(f) The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or to institute, conduct or defend any investigation, proceeding or litigation under this Indenture or in relation to this Indenture or to honor the request or direction of any of the Noteholders pursuant to this Indenture (other than requests, demands or directions relating to an Asset Review as described in Section 7.6 hereof or to the Noteholders’ or Note Owners’ rights to communicate with each other as described in Section 3.13 of the Sale and Servicing Agreement) unless such Noteholders shall have offered to the Indenture Trustee security or indemnity reasonably satisfactory to the Indenture Trustee against the reasonable costs, expenses, disbursements, advances and liabilities that might be incurred by it, its agents and its counsel in compliance with such request or direction (including any legal fees, costs and expenses incurred in connection with any enforcement (including any action, claim or suit) by the Indenture Trustee of any indemnification or other obligation of the Noteholders).

(g) In the performance of its obligations as Relevant Trustee under the Sale and Servicing Agreement, the Indenture Trustee shall be entitled to all of the same rights, protections, indemnities and immunities of the Indenture Trustee under this Indenture.

(h) The Indenture Trustee shall not be imputed with any knowledge of, or information possessed or obtained by any other Person, or any affiliate, line of business, or other division of Wilmington Trust, National Association (and vice versa) unless such person is a Responsible Officer of the Indenture Trustee or the Indenture Trustee also has such actual knowledge or information. Information contained in any reports delivered to the Indenture Trustee and any other publicly available information shall not constitute actual or constructive knowledge; provided, however, that, notwithstanding any provision in the Transaction Documents to the contrary, any document delivered to the Indenture Trustee the information contained in which the Indenture Trustee is required to take notice of to fulfill its obligations under the Transaction Documents or under applicable law shall constitute actual notice to the Indenture Trustee of such information.

(i) Notwithstanding anything to the contrary herein or otherwise, under no circumstance will the Indenture Trustee be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including lost profits).

(j) The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, other than to the extent set forth in the Transaction Documents or otherwise agreed in writing by the Indenture Trustee or required under applicable law.

(k) Notwithstanding anything to the contrary in this Indenture, the Indenture Trustee shall not be liable for any loss or damage, or any failure or delay in the performance of its obligations hereunder if it is prevented from so performing its obligations by any reason which is beyond the control of such party, including, but not limited to, applicable law or force majeure.

(l) The right of the Indenture Trustee to perform any permissive or discretionary act enumerated in this Indenture or any related document shall not be construed as a duty.

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(m) Neither the Indenture Trustee nor any of its officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any collateral, for the legality, enforceability, effectiveness or sufficiency of the Transaction Documents, for the creation, perfection, continuation, priority, sufficiency or protection of any liens with regard to the Collateral or the Transaction Documents, or for any defect or deficiency as to any such matters, to monitor the status of any lien or the performance of the Collateral, or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of such liens or the Transaction Documents or any delay in doing so, unless such responsibility or liability is otherwise imposed on the Indenture Trustee under this Indenture.

(n) The Indenture Trustee shall not be liable solely for any action or inaction of the Issuer, the Noteholders, the Servicer, or any other party (or agent thereof) to this Indenture or any other Transaction Document and may assume compliance by such parties with their obligations under this Indenture or any other Transaction Documents, unless a Responsible Officer of the Indenture Trustee has actual knowledge or received written notice to the contrary.

(o) Notwithstanding anything to the contrary in this Indenture, the Indenture Trustee shall not be required to take any action that is not in accordance with applicable law.

(p) Except as otherwise provided in Sections 7.5 and 7.6 hereof and Sections 3.6, 9.21 and 9.24 of the Sale and Servicing Agreement, the Indenture Trustee shall not have any duty to conduct any investigation as to the occurrence of any condition requiring the repurchase of any Receivable, or the eligibility of any Receivable for purposes of this Indenture.

(q) The Indenture Trustee shall not be liable with respect to any action it takes or omits to take in accordance with a direction received by it from the Issuer or the required Noteholders, as the case may be, in accordance with the Transaction Documents.

(r) The Indenture Trustee shall be deemed not to have knowledge of any event or information (including, but not limited to, an Event of Default) or be required to act upon any event or information (including the sending of any notice), unless a Responsible Officer of the Indenture Trustee has actual knowledge or shall have received written notice thereof and shall have no duty to take any action to determine whether any such event shall have occurred.

SECTION 6.3 Individual Rights of the Indenture Trustee. Subject to Section 310 of the TIA, the Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Seller, the Owner Trustee, the Administrator and their respective Affiliates with the same rights it would have if it were not the Indenture Trustee, and the Seller, the Owner Trustee, the Administrator and their respective Affiliates may maintain normal commercial banking and investment banking relationships with the Indenture Trustee and its Affiliates. Any Paying Agent, Note Registrar, co-registrar, co-paying agent, co-trustee or separate trustee may do the same with like rights. However, the Indenture Trustee must comply with Section 6.11.

SECTION 6.4 The Indenture Trustee’s Disclaimer. The Indenture Trustee shall not be responsible for and makes no representation as to the validity, enforceability or adequacy of this Indenture or the Notes, shall not be accountable for the Issuer’s use of the proceeds from the

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Notes, and shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes (including any recitals), all of which shall be taken as the statements of the Issuer, other than the Indenture Trustee’s certificate of authentication.

SECTION 6.5 Notice of Defaults. If a Default or an Event of Default occurs and is continuing and if it is either actually known or written notice of the existence thereof has been delivered to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall mail to each Noteholder, the Issuer, the Owner Trustee and the Administrator notice of the Default or Event of Default within 90 days after such knowledge or notice occurs. Except in the case of a Default or an Event of Default in payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note), the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

SECTION 6.6 Reports by the Indenture Trustee to Noteholders. The Indenture Trustee, at the expense of the Issuer, shall make available to each Noteholder, not later than the latest date permitted by law, such information as may be required by the Code to enable such Holder to prepare its federal and state income tax returns.

SECTION 6.7 Compensation and Indemnity. The Indenture Trustee shall be (i) paid from time to time such compensation as the Servicer and the Indenture Trustee shall from time to time agree in writing for services rendered by the Indenture Trustee hereunder in accordance with an applicable fee letter, (ii) reimbursed for all reasonable expenses, advances and disbursements reasonably incurred by it in connection with the performance of its duties as Indenture Trustee, Relevant Trustee, Certificate Registrar and Certificate Paying Agent and (iii) indemnified for, and held harmless against, any and all fees, costs, loss, liability, expense, tax, penalty or claim (including reasonable attorneys’ fees and expenses incurred in connection with a successful defense, in whole or part, of any claim that the Indenture Trustee breached its standard of care or incurred in actions against the indemnifying party) incurred by it in connection with the administration of the trust or trusts hereunder or under any other Transaction Document, the performance of its duties as Indenture Trustee, Relevant Trustee, Certificate Registrar and Certificate Paying Agent or the enforcement of its rights (including indemnification rights) under the Transaction Documents. The Indenture Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Indenture Trustee shall notify the Issuer and the Servicer promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer and the Servicer shall not relieve the Issuer or the Servicer of its obligations hereunder or, in the case of the Servicer, under the Sale and Servicing Agreement. The Issuer shall, or shall cause the Servicer to, defend any such claim (except in connection with any claim for indemnification of any attorneys’ fees, costs and expenses incurred by the Indenture Trustee in connection with any enforcement (including by means of any action, claim or suit) by the Indenture Trustee of any indemnification or other obligation of the Issuer or Servicer), and the Indenture Trustee may have separate counsel and the Issuer shall, or shall cause the Servicer to, pay the fees and expenses of such counsel within a reasonable time following receipt by the Servicer of an invoice therefor. None of the Administrator, the Issuer, the Seller, or the Servicer shall be liable for or required to indemnify the Indenture Trustee from and against any of the foregoing

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expenses or indemnities arising or resulting from (i) its own willful misconduct, bad faith or negligence, (ii) the inaccuracy of any representation or warranty contained in Section 6.13 made by the Indenture Trustee or (iii) taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the Indenture Trustee.

The compensation and indemnity obligations to the Indenture Trustee pursuant to this Section 6.7 shall survive the termination, assignment, and/or discharge of this Indenture and the resignation or removal of the Indenture Trustee. When the Indenture Trustee incurs expenses after the occurrence of an Event of Default set forth in Section 5.1(e) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency or similar law.

Any amounts payable to the Indenture Trustee pursuant to this Section 6.7 shall be paid pursuant to Section 4.4(a) of the Sale and Servicing Agreement or Section 5.4(b) of this Indenture, as applicable (to the extent of Available Funds available therefor) or, to the extent not paid thereunder, shall be paid by the Servicer pursuant to Section 3.11 of the Sale and Servicing Agreement.

SECTION 6.8 Removal, Resignation and Replacement of the Indenture Trustee. The Indenture Trustee may resign for any reason upon 30 days’ prior written notice to the Issuer, the Administrator and the Servicer. The Holders of a majority of the Note Balance of the Controlling Class may remove the Indenture Trustee without cause by giving 30 days’ prior written notice to the Indenture Trustee and the Issuer, and following that removal may appoint a successor to the Indenture Trustee. The Issuer shall remove the Indenture Trustee if:

(a) the Indenture Trustee fails to comply with Section 6.11;

(b) a Bankruptcy Event occurs with respect to the Indenture Trustee;

(c) a receiver or other public officer takes charge of the Indenture Trustee or its property; or

(d) the Indenture Trustee otherwise becomes incapable of acting.

If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of the Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee.

A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee, without any further act, deed or conveyance, shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as the Indenture Trustee to the successor Indenture Trustee.

If a successor Indenture Trustee does not take office within 30 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Holders of a majority of the Note Balance of the Controlling Class may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

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If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee pursuant to any of the provisions of this Section 6.8 shall not become effective until acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.8 and payment of all fees, indemnities and expenses owed to the outgoing Indenture Trustee.

Notwithstanding the resignation or removal of the Indenture Trustee pursuant to this Section 6.8, the Issuer’s and Servicer’s obligations under Section 6.7 shall continue for the benefit of the retiring Indenture Trustee.

The Indenture Trustee shall not be liable for the acts or omissions of any successor Indenture Trustee.

SECTION 6.9 Successor Indenture Trustee by Merger. Subject to Section 6.11, if the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association or other entity, the resulting, surviving or transferee corporation or other entity without any further act shall be the successor Indenture Trustee, provided, that such corporation or banking association or other entity shall be otherwise qualified and eligible under Section 6.11. The Indenture Trustee shall provide the Administrator prior written notice of any such transaction.

In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee.

SECTION 6.10 Appointment of Co-Indenture Trustee or Separate Indenture Trustee.

(a) Notwithstanding any other provisions of this Indenture, at any time, after delivering written notice to the Administrator, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, or for an enforcement action or where a conflict of interest exists, the Indenture Trustee and the Administrator acting jointly shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust Estate, or any part hereof, and, subject to the other provisions of this Section 6.10, such powers, duties, obligations, rights and trusts as the Indenture Trustee and the Administrator may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11, and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.8.

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(b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being intended that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

(ii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder, including acts or omissions of predecessor or successor trustees;

(iii) the Indenture Trustee and the Administrator may at any time accept the resignation of or, acting jointly, remove any separate trustee or co-trustee;

(iv) no separate trustee or co-trustee hereunder shall be deemed an agent of the Indenture Trustee; and

(v) the Indenture Trustee shall have no responsibility or liability relating to the appointment of any co-trustee or separate trustee or relating to the action or inaction of any co-trustee or separate trustee.

(c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee and a copy thereof given to the Administrator.

(d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee. Notwithstanding anything to the contrary in this Indenture, the appointment of any separate trustee or co-trustee shall not relieve the Indenture Trustee of its obligations and duties under this Indenture.

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SECTION 6.11 Eligibility; Disqualification. The Indenture Trustee shall at all times satisfy the requirements of TIA Section 310(a) and, in addition, shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and shall have a long term debt rating of investment grade or better by each Rating Agency or shall otherwise be acceptable to each Rating Agency. The Indenture Trustee shall also satisfy the requirements of TIA Section 310(b). Neither the Issuer nor any Affiliate of the Issuer may serve as Indenture Trustee.

SECTION 6.12 Preferential Collection of Claims Against the Issuer. The Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). Any Indenture Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

SECTION 6.13 Representations and Warranties. The Indenture Trustee hereby makes the following representations and warranties on which the Issuer and the Noteholders shall rely:

(i) the Indenture Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America;

(ii) the Indenture Trustee has full power, authority and legal right to execute, deliver, and perform this Indenture and shall have taken all necessary action to authorize the execution, delivery and performance by it of this Indenture;

(iii) this Indenture has been duly executed and delivered by the Indenture Trustee; and

(iv) this Indenture is a legal, valid and binding obligation of the Indenture Trustee enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity.

ARTICLE VII

NOTEHOLDERS’ LISTS AND REPORTS

SECTION 7.1 The Note Registrar to Furnish the Indenture Trustee Names and Addresses of Noteholders. The Note Registrar shall furnish or cause to be furnished to the Indenture Trustee (a) not more than five days after each Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Noteholders as of such Record Date and (b) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Note Registrar of any such request, a list of similar form and content as of a date not more than ten days prior to the time such list is furnished; provided, however, that so long as (i) the Indenture Trustee is the Note Registrar or (ii) the Notes are issued as Book-Entry Notes, no such list shall be required to be furnished to the Indenture Trustee.

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SECTION 7.2 Preservation of Information; Communications to Noteholders.

(a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Noteholders contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.1 and the names and addresses of Noteholders received by the Indenture Trustee in its capacity as the Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.1 upon receipt of a new list so furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar or the Notes are issued as Book-Entry Notes, no such list shall be required to be preserved or maintained.

(b) The Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes. Upon receipt by the Indenture Trustee of any request by three or more Noteholders or by one or more Noteholders of Notes evidencing not less than 25% of the Note Balance, voting together as a single Class, to receive a copy of the current list of Noteholders (whether or not made pursuant to TIA Section 312(b)), the Indenture Trustee shall promptly notify the Administrator thereof by providing to the Administrator a copy of such request and a copy of the list of Noteholders produced in response thereto.

(c) The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA Section 312(c).

SECTION 7.3 Reports by the Indenture Trustee. If required by TIA Section 313(a), within 60 days after each March 31, beginning with March 31, 2019, the Indenture Trustee shall mail to each Noteholder as required by TIA Section 313(c), a brief report dated as of such date that complies with TIA Section 313(a). The Indenture Trustee also shall comply with TIA Section 313(b). A copy of each report at the time of its mailing to Noteholders shall be filed by the Indenture Trustee with the Commission and each stock exchange, if any, on which the Notes are listed. The Issuer shall notify the Indenture Trustee if and when the Notes are listed on any stock exchange.

SECTION 7.4 Rule 144A Information. At any time when the Issuer is not subject to Section 13 or 15(d) of the Exchange Act and is not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the request of a Noteholder or Note Owner of a 144A Note, the Issuer shall promptly furnish or cause to be furnished Rule 144A Information to such Noteholder or Note Owner, to a prospective purchaser of such 144A Note designated by such Noteholder or Note Owner or to the Indenture Trustee for delivery (in the manner contemplated by Section 4.6 of the Sale and Servicing Agreement) to such Noteholder or Note Owner, as the case may be, or a prospective purchaser designated by such Noteholder or Note Owner, in order to permit compliance by such Noteholder or Note Owner with Rule 144A in connection with the resale of such 144A Note by such Noteholder or Note Owner.

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SECTION 7.5 Noteholder Demand for Repurchase, Dispute Resolution.

(a) If a Noteholder (if the Notes are represented by Definitive Notes) or a Note Owner (if the Notes are represented by Book-Entry Notes) becomes aware of a breach of Santander Consumer’s representations and warranties in Section 3.3 of the Purchase Agreement that would require Santander Consumer to repurchase a Receivable pursuant to Section 3.4 of the Purchase Agreement such Noteholder or Note Owner (the “Requesting Investor”) may, by written notice to the Indenture Trustee, direct the Indenture Trustee to notify Santander Consumer of such breach and request that Santander Consumer repurchase the related Receivable. Any such written notice to the Indenture Trustee shall identify the Receivable and shall reference this Indenture, as well as the related breach of representation or warranty. If the Requesting Investor is a Note Owner, then each written notice from such Requesting Investor must be accompanied by Verification Documents. Upon receipt of any written notice of a repurchase request that complies with the requirements of this Section 7.5, the Indenture Trustee shall forward such written notice to Santander Consumer and request that Santander Consumer repurchase the related Receivable pursuant to Section 3.4 of the Purchase Agreement. For avoidance of doubt, following delivery of such notice and request to Santander Consumer, the Indenture Trustee shall have no responsibility or liability for the decision by Santander Consumer to repurchase or not to repurchase the related Receivable.

(b) If a Requesting Investor directs the Indenture Trustee to request the repurchase of a Receivable pursuant to clause (a) above, and the repurchase request has not been fulfilled or otherwise resolved to the reasonable satisfaction of such Requesting Investor within 180 days of the receipt of notice of the request by Santander Consumer, the Indenture Trustee shall, at the direction of such Requesting Investor, refer the matter to either mediation or arbitration pursuant to Section 9.24 of the Sale and Servicing Agreement; provided, however, if the Indenture Trustee declines to refer the matter to mediation or arbitration due to the failure of such Requesting Investor to offer the Indenture Trustee security or indemnity reasonably satisfactory to the Indenture Trustee against the reasonable costs, expenses, disbursement, advances and liabilities that might be incurred by it, its agents and its counsel in connection with such request, the Requesting Investor may directly refer the matter to either mediation or arbitration pursuant to Section 9.24 of the Sale and Servicing Agreement.

(c) A Requesting Investor shall not be required to direct that an Asset Review be performed prior to submitting a repurchase request with respect to any Receivable or using the dispute resolution provisions pursuant to Section 9.24 of the Sale and Servicing Agreement with respect to such Receivable. The failure of a Requesting Investor to direct an Asset Review shall not affect whether any Requesting Investor can pursue dispute resolution. In addition, whether any Requesting Investor voted affirmatively, negatively or abstained in the vote to cause an Asset Review shall not affect whether such Requesting Investor may use the dispute resolution proceedings pursuant to Section 9.24 of the Sale and Servicing Agreement. A Requesting Investor may refer to either mediation or arbitration pursuant to Section 9.24 of the Sale and Servicing Agreement a dispute related to any Receivables, including any Receivables that the Asset Representations Reviewer did not review in connection with an Asset Review, any Receivables for which the Asset Representations Reviewer found a Test Fail in connection with an Asset Review and any Receivables that the Asset Representations Reviewer reviewed and determined that there were no Test Fails in connection with an Asset Review.

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SECTION 7.6 Asset Review Voting

(a) If the Delinquency Percentage on any Payment Date exceeds the Delinquency Trigger, then Noteholders (if the Notes are represented by Definitive Notes) or Note Owners (if the Notes are represented by Book-Entry Notes) holding at least 5% of the Outstanding Note Balance (the “Instituting Noteholders”) may elect to initiate a vote to determine whether the Asset Representations Reviewer should conduct an Asset Review by giving written notice to the Indenture Trustee of their desire to institute such a vote within 90 days after the filing of the Form 10-D disclosing that the Delinquency Percentage exceeds the Delinquency Trigger; provided, however, that the failure of any Noteholder or Note Owner to institute such a vote shall not preclude such Noteholder or Note Owner, as applicable, from pursuing dispute resolution pursuant to Section 9.24 of the Sale and Servicing Agreement. If any Instituting Noteholder is not a Noteholder as reflected on the Note Register, the Indenture Trustee may require such Instituting Noteholder to provide Verification Documents to confirm that the Instituting Noteholder is, in fact, a Note Owner. If the Instituting Noteholders initiate a vote as described in this clause (a), the Indenture Trustee shall submit the matter to a vote of all Noteholders, which shall be through the Clearing Agency if the Notes are represented by Book-Entry Notes, and the Issuer will include or cause to be included in the related Form 10-D that such a vote has been called. The Indenture Trustee may set a Record Date for purposes of determining the identity of Noteholders or Note Owners, as applicable, entitled to vote in accordance with TIA Section 316(c). The vote will remain open until the 150th day after the filing of the Form 10-D disclosing that the Delinquency Percentage exceeds the Delinquency Trigger. Abstaining from, voting in favor of, or voting against causing the Asset Representations Reviewer to conduct an Asset Review shall not preclude any Noteholder from pursuing dispute resolution pursuant to Section 9.24 of the Sale and Servicing Agreement. The “Noteholder Direction” shall be deemed to have occurred if Noteholders representing at least a majority of the voting Noteholders vote in favor of directing an Asset Review of the Subject Receivables by the Asset Representations Reviewer. Following the completion of the voting process, the next Form 10-D filed by the Depositor will disclose whether or not a Noteholder Direction has occurred.

(b) Within 5 Business Days of the Review Satisfaction Date, the Indenture Trustee will send a written notice (a “Review Notice”) to Santander Consumer, the Depositor, the Servicer and the Asset Representations Reviewer specifying that the asset review conditions have been satisfied, providing the applicable Review Satisfaction Date and directing the Asset Representations Reviewer to conduct an Asset Review of the Subject Receivables.

(c) Notwithstanding clauses (a) and (b) of this Section 7.6, a Noteholder (if the Notes are represented by Definitive Notes) or Note Owner (if the Notes are represented by Book-Entry Notes) need not direct an Asset Review be performed prior to (i)(x) directing the Indenture Trustee to notify Santander Consumer of a breach of Santander Consumer’s representations and warranties in Section 3.3 of the Purchase Agreement that would require Santander Consumer to repurchase a Receivable pursuant to Section 3.4 of the Purchase Agreement and (y) requesting that Santander Consumer repurchase the related Receivable pursuant to Section 7.5 hereof or (ii) referring the matter, at its discretion, to either mediation or arbitration pursuant to Section 9.24 of the Sale and Servicing Agreement.

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ARTICLE VIII

ACCOUNTS, DISBURSEMENTS AND RELEASES

SECTION 8.1 Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture and the Sale and Servicing Agreement. The Indenture Trustee shall apply all such money received by it as provided in this Indenture and the Sale and Servicing Agreement. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

SECTION 8.2 Trust Accounts.

(a) On the Business Day before each Payment Date, the Issuer shall cause the Servicer to deposit all Collections with respect to the Collection Period preceding such Payment Date in the Collection Account as provided in Sections 4.2 and 4.3 of the Sale and Servicing Agreement. On or before each Payment Date, all amounts required to be withdrawn from the Reserve Account and deposited in the Collection Account pursuant to Section 4.3 of the Sale and Servicing Agreement shall be withdrawn by the Indenture Trustee from the Reserve Account and deposited to the Collection Account as instructed on the Servicer’s Certificate.

(b) Prior to the acceleration of the maturity of the Notes pursuant to Section 5.2 of this Indenture, on each Payment Date and the Redemption Date, the Indenture Trustee shall distribute the First Allocation of Principal, the Second Allocation of Principal, the Third Allocation of Principal, the Fourth Allocation of Principal, the Fifth Allocation of Principal and the Regular Allocation of Principal:

(i) first, sequentially to the Class A-1 Noteholders until the Class A-1 Notes are paid in full, to the Class A-2 Noteholders until the Class A-2 Notes are paid in full and to the Class A-3 Noteholders until the Class A-3 Notes are paid in full;

(ii) second, to the Class B Noteholders until the Class B Notes are paid in full;

(iii) third, to the Class C Noteholders until the Class C Notes are paid in full;

(iv) fourth, to the Class D Noteholders until the Class D Notes are paid in full; and

(v) fifth, to the Class E Noteholders until the Class E Notes are paid in full.

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(c) On the Payment Date on which the Notes of all Classes have been paid in full, the Indenture Trustee shall take all necessary or appropriate actions, as directed by the Issuer and at no expense to the Indenture Trustee or the Owner Trustee, to transfer all of its right, title and interest in the contents of the Collection Account (including any investments and investment income) to the Certificate Paying Agent for the benefit of the Certificateholders for deposit into such new non-interest bearing account to be established by the Certificate Paying Agent in accordance with Section 4.1(a)(i) of the Sale and Servicing Agreement. Following such transfer, the Collection Account will be maintained under the sole dominion and control of the Certificate Paying Agent for the benefit of the Certificateholders and the Relevant Trustee will make distributions from the Collection Account pursuant to Section 4.4 of the Sale and Servicing Agreement.

SECTION 8.3 General Provisions Regarding Accounts.

(a) The funds in the Trust Accounts shall be invested in Eligible Investments in accordance with and subject to Section 4.1(b) of the Sale and Servicing Agreement; provided, however, that any amounts deposited into the Collection Account on the day prior to a Payment Date (or Redemption Date) to be distributed on such Payment Date (or Redemption Date) shall remain uninvested. All interest and investment income (net of losses and investment expenses) on funds on deposit (i) in the Collection Account shall be distributed to the Servicer in accordance with the provisions of Section 3.7 of the Sale and Servicing Agreement and (ii) in the Reserve Account shall be distributed in accordance with the provisions of Sections 3.7 and 4.3 of the Sale and Servicing Agreement. The Indenture Trustee shall not be directed to make any investment of any funds or to sell any investment held in any of the Trust Accounts unless the security interest Granted and perfected in such account will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the Indenture Trustee to make any such investment or sale, if requested by the Indenture Trustee, the Issuer shall deliver to the Indenture Trustee an Opinion of Counsel, acceptable to the Indenture Trustee, to such effect.

(b) Subject to Section 6.1(c), the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any of the Trust Accounts resulting from any loss on any Eligible Investment included therein, except for losses attributable to the Indenture Trustee’s failure to make payments on any such Eligible Investments issued by the Indenture Trustee in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

(c) If (i) investment directions shall not have been given in writing by the Servicer in accordance with Section 4.1(b) of the Sale and Servicing Agreement for any funds on deposit in the Trust Accounts to the Indenture Trustee by 11:00 a.m., New York City time (or such other time as may be agreed by the Servicer and the Indenture Trustee), on any Business Day or (ii) a Default or Event of Default shall have occurred and is continuing with respect to the Notes but the Notes shall not have been declared due and payable pursuant to Section 5.2 or (iii) the Notes shall have been declared due and payable following an Event of Default and amounts collected or received from the Trust Estate are being applied in accordance with Section 4.4 of the Sale and Servicing Agreement as if there had not been such a declaration, then the Indenture Trustee shall, to the fullest extent practicable, invest and reinvest funds in the Trust Accounts in one or more Eligible Investments in accordance with the standing instructions most recently given by the Servicer; provided, however, that if no standing instructions shall have been given to the Indenture Trustee, the funds shall remain uninvested.

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(d) Pursuant to Section 4.1(b) of the Sale and Servicing Agreement, the Servicer acknowledges that upon its written request and at no additional cost, it has the right to receive notification after the completion of each purchase and sale of Eligible Investments or the Indenture Trustee’s receipt of a broker’s confirmation. The Servicer agrees that such notifications shall not be provided by the Indenture Trustee hereunder, and the Indenture Trustee shall make available, upon request and in lieu of notifications, periodic account statements that reflect such investment activity.

SECTION 8.4 Release of Collateral.

(a) Subject to the payment of its fees and expenses pursuant to Section 6.7, the Indenture Trustee may if permitted by and in accordance with the terms hereof, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article VIII shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

(b) The Indenture Trustee shall, at such time as there are no Notes Outstanding and all sums due the Indenture Trustee pursuant to Section 6.7 have been paid, release any remaining portion of the Collateral that secured the Notes from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Trust Accounts. Such release shall include release of the lien of this Indenture and transfer of dominion and control over the Trust Accounts to the Issuer or its designee. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.4 only upon receipt of an Issuer Request accompanied by an Officer’s Certificate and an Opinion of Counsel.

Each Noteholder or Note Owner, by its acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, acknowledges that from time to time the Indenture Trustee shall release the lien of this Indenture (or shall be deemed to automatically release the lien of this Indenture without any further action) on any Receivable to be sold to (i) the Servicer in accordance with Section 3.6 of the Sale and Servicing Agreement and (ii) Santander Consumer in accordance with Section 3.4 of the Purchase Agreement.

SECTION 8.5 Opinion of Counsel. The Indenture Trustee shall receive at least seven days’ prior notice (or such lesser time as is acceptable to the Indenture Trustee) when requested by the Issuer to take any action pursuant to Section 8.4(a), accompanied by copies of any instruments involved, and the Indenture Trustee may also require as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders in contravention of the provisions of this Indenture; provided, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Trust Estate. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

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ARTICLE IX

SUPPLEMENTAL INDENTURES

SECTION 9.1 Supplemental Indentures Without Consent of Noteholders.

(a) Without the consent of the Noteholders or any other Person, the Issuer and the Indenture Trustee (when so directed by an Issuer Request) but with prior notice from the Issuer to each Rating Agency, at any time and from time to time, may enter into one or more indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or for the purposes of modifying in any manner the rights of the Noteholders under this Indenture subject to the satisfaction of the following conditions:

(i) the Issuer delivers an Opinion of Counsel to the Indenture Trustee to the effect that such supplemental indenture will not materially and adversely affect the interests of the Noteholders; or

(ii) the Rating Agency Condition is satisfied with respect to such amendment and the Issuer notifies the Indenture Trustee in writing that the Rating Agency Condition is satisfied with respect to such amendment.

(b) Without the consent of the Noteholders or any other Person, the Issuer and the Indenture Trustee (when so directed by an Issuer Request), may also enter into one or more indentures supplemental hereto for the purpose of conforming the terms of this Indenture to the description thereof in the Prospectus or, to the extent not contrary to the Prospectus, to the description thereof in an offering memorandum with respect to the 144A Notes or the Certificates.

(c) Prior to the execution of any such supplemental indenture, the Issuer shall provide written notification of the substance of such supplemental indenture to each Rating Agency and the Owner Trustee; and promptly after the execution of any such supplemental indenture, the Issuer shall furnish a copy of such supplemental indenture to each Rating Agency, the Owner Trustee and the Indenture Trustee; provided, that no supplemental indenture pursuant to this Section 9.1 shall be effective which affects the rights, protections or duties of the Indenture Trustee or the Owner Trustee without the prior written consent of such Person (which consent shall not be unreasonably withheld or delayed).

(d) Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.1, the Indenture Trustee shall mail to the Noteholders a copy of such amendment or supplemental indenture. Any failure of the Indenture Trustee to mail a copy of such amendment or supplemental indenture, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

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(e) Notwithstanding subsection (a) of this Section 9.1, this Indenture may only be amended by the Issuer and the Indenture Trustee if (i) the Majority Certificateholders, or, if 100% of the aggregate Percentage Interests is then beneficially owned by Santander Consumer and/or its Affiliates, such Person (or Persons) consent to such amendment or (ii) such amendment shall not, as evidenced by an Officer’s Certificate of the Depositor or an Opinion of Counsel delivered to the Indenture Trustee and the Owner Trustee, materially and adversely affect the interests of the Certificateholders. In determining whether 100% of the aggregate Percentage Interests is then beneficially owned by Santander Consumer and/or its Affiliates for purposes of clause (i), any party shall be entitled to rely on an Officer’s Certificate or similar certification of Santander Consumer or any Affiliate thereof to such effect. It will not be necessary to obtain the consent of the Certificateholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof.

SECTION 9.2 Supplemental Indentures with Consent of Noteholders.

(a) With the consent of Noteholders holding not less than a majority of the Note Balance of the Outstanding Notes, voting together as a single Class, by Act of such Holders delivered to the Issuer and the Indenture Trustee, the Issuer and the Indenture Trustee (when so directed by an Issuer Request), may enter into one or more indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture; provided that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby and prior notice by the Issuer to the Rating Agencies:

(i) change the coin or currency in which, any Note or the interest thereon is payable, reduce the interest rate or principal amount of any Note, or delay the Final Scheduled Payment Date or reduce the Redemption Price of any Note;

(ii) reduce the percentage of the Note Balance, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

(iii) modify or alter the provisions of the proviso to the definition of the term “Outstanding”;

(iv) reduce the percentage of the Note Balance required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Trust Estate pursuant to Section 5.4 if the proceeds of such sale would be insufficient to pay the Note Balance plus accrued but unpaid interest on the Notes;

(v) modify any provision of this Section 9.2 in any respect materially adverse to the interests of the Noteholders;

(vi) permit the creation of any Lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein or in the Transaction Documents, terminate the lien of this Indenture on any property at any time subject hereto or deprive any Noteholder of the security provided by the lien of this Indenture; or

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(vii) impair the right to institute suit for the enforcement of payment as provided in Section 5.7.

(b) It shall not be necessary for any Act of Noteholders under this Section 9.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

(c) Prior to the execution of any such supplemental indenture, the Issuer shall provide written notification of the substance of such supplemental indenture to each Rating Agency and the Owner Trustee; and promptly after the execution of any such supplemental indenture, the Issuer shall furnish a copy of such supplemental indenture to each Rating Agency, the Owner Trustee and the Indenture Trustee; provided, that no supplemental indenture pursuant to this Section 9.2 shall be effective which affects the rights, protections or duties of the Indenture Trustee or the Owner Trustee without the prior written consent of such Person (which consent shall not be unreasonably withheld or delayed).

(d) Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.2, the Indenture Trustee shall mail to the Noteholders a copy of such amendment or supplemental indenture. Any failure of the Indenture Trustee to mail such amendment or supplemental indenture, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

(e) Notwithstanding subsection (a) of this Section 9.2, this Indenture may only be amended by the Issuer and the Indenture Trustee if (i) the Majority Certificateholders, or, if 100% of the aggregate Percentage Interests is then beneficially owned by Santander Consumer and/or its Affiliates, such Person (or Persons) consent to such amendment or (ii) such amendment shall not, as evidenced by an Officer’s Certificate of the Depositor or an Opinion of Counsel delivered to the Indenture Trustee and the Owner Trustee, materially and adversely affect the interests of the Certificateholders. In determining whether 100% of the aggregate Percentage Interests is then beneficially owned by Santander Consumer and/or its Affiliates for purposes of clause (i), any party shall be entitled to rely on an Officer’s Certificate or similar certification of Santander Consumer or any Affiliate thereof to such effect. It will not be necessary to obtain the consent of the Certificateholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof.

SECTION 9.3 Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.1 and 6.2, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.

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SECTION 9.4 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 9.5 Conformity With Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

SECTION 9.6 Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

ARTICLE X

REDEMPTION OF NOTES

SECTION 10.1 Redemption.

(a) Each of the Notes is subject to redemption in whole, but not in part, at the direction of the Servicer pursuant to Section 8.1 of the Sale and Servicing Agreement, on any Payment Date on which the Servicer exercises its option to purchase the Trust Estate (other than the Reserve Account) pursuant to said Section 8.1, for a purchase price equal to the Optional Purchase Price, which amount shall be deposited by the Servicer into the Collection Account on the Business Day prior to the Redemption Date.

(b) Each of the Notes is subject to redemption in whole, but not in part, on any Payment Date on which the sum of the amount of cash or other immediately available funds on deposit in the Reserve Account and the remaining Available Funds after the payments under clauses first through twelfth of Section 4.4(a) of the Sale and Servicing Agreement would be sufficient to pay in full the aggregate unpaid Note Balance of all of the Outstanding Notes as determined by the Servicer. On such Payment Date, (i) the Indenture Trustee, upon written direction from the Servicer, shall transfer all amounts on deposit in the Reserve Account to the Collection Account and (ii) the Outstanding Notes shall be redeemed in whole, but not in part.

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(c) If the Notes are to be redeemed pursuant to Sections 10.1(a) or 10.1(b), the Administrator shall provide at least 10 days’ prior notice of the redemption of the Notes to the Indenture Trustee, the Issuer and the Owner Trustee, and the Indenture Trustee shall provide prompt (but not later than 5 days’ prior to the applicable Redemption Date) notice thereof to the Noteholders.

SECTION 10.2 Form of Redemption Notice. Notice of redemption under Section 10.1 shall be given by the Indenture Trustee by facsimile or by first-class mail, postage prepaid, transmitted or mailed prior to the applicable Redemption Date to each Holder of Notes as of the close of business on the Record Date preceding the applicable Redemption Date, at such Holder’s address appearing in the Note Register.

All notices of redemption shall state:

(i) the Redemption Date;

(ii) the Redemption Price;

(iii) that the Record Date otherwise applicable to such Redemption Date is not applicable and that payments shall be made only upon presentation and surrender of such Notes, and the place where such Notes are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.2);

(iv) that interest on the Notes shall cease to accrue on the Redemption Date; and

(v) the CUSIP numbers (if applicable) for such Notes.

Notice of redemption of the Notes shall be given by the Indenture Trustee in the name and at the expense of the Issuer. In addition, the Issuer shall notify each Rating Agency upon redemption of the Notes. Failure to give notice of redemption, or any defect therein, to any Noteholder shall not impair or affect the validity of the redemption of any Note.

SECTION 10.3 Notes Payable on Redemption Date. The Notes to be redeemed shall, following notice of redemption as required by Section 10.2 (in the case of redemption pursuant to Section 10.1), on the Redemption Date become due and payable at the Redemption Price and (unless the Issuer shall default in the payment of the Redemption Price) no interest shall accrue on the Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price.

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ARTICLE XI

MISCELLANEOUS

SECTION 11.1 Compliance Certificates and Opinions, etc.

(a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with that satisfies TIA Section 314(c)(1), (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with that satisfies TIA Section 314(c)(2) and (iii) if required by the TIA in the case of condition precedent compliance with which is subject to verification by accountants, a certificate or opinion of an accountant that satisfies TIA Section 314(c)(3), except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

Every certificate or opinion furnished in accordance with TIA Section 314(e) with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether, in the opinion of each such signatory such condition or covenant has been complied with.

(b) (i) Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 11.1(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value in accordance with TIA Section 314(d) (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

(ii) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value in accordance with TIA Section 314(d) to the Issuer of the property or securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) and this clause (ii), is 10% or more of the aggregate Note Balance, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer’s Certificate is less than $25,000 or less than one percent of the aggregate Note Balance.

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(iii) Other than as contemplated by Section 11.1(b)(v), whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

(iv) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property other than Purchased Receivables, or securities released from the lien of this Indenture since the commencement of the then current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the aggregate Note Balance, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer’s Certificate is less than $25,000 or less than one percent of the then aggregate Note Balance.

(v) Notwithstanding Section 2.9 or any other provision of this Section 11.1, the Issuer may (A) collect, liquidate, sell or otherwise dispose of Receivables and Financed Vehicles as and to the extent permitted or required by the Transaction Documents and (B) make cash payments out of the Trust Accounts as and to the extent permitted or required by the Transaction Documents.

SECTION 11.2 Form of Documents Delivered to the Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Seller, the Administrator or the Issuer, stating that the information with respect to such factual matters is in the possession of the Servicer, the Seller, the Administrator or the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

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Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

SECTION 11.3 Acts of Noteholders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 11.3.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

(c) The ownership of Notes shall be proved by the Note Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by any Noteholder shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

SECTION 11.4 Notices. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service, or by facsimile or by electronic transmission, and addressed in each case as specified on Schedule I to the Sale and Servicing Agreement or at such other address as shall be designated by any of the specified addressees in a written notice to the other parties hereto. Delivery shall occur only upon receipt or reported tender of such communication by an officer of the recipient entitled to receive such notices located at the address of such recipient for notices hereunder.

SECTION 11.5 Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid or via electronic

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transmission to each Noteholder affected by such event, at his address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default or an Event of Default.

SECTION 11.6 Alternate Payment and Notice Provisions. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Noteholder providing for a method of payment, or notice by the Indenture Trustee or any Paying Agent to such Noteholder, that is different from the methods provided for in this Indenture for such payments or notices, provided that such methods are reasonable and consented to by the Indenture Trustee (which consent shall not be unreasonably withheld). The Issuer will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.

SECTION 11.7 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 11.8 Information Requests. The parties hereto shall provide any information reasonably requested by the Servicer, the Issuer, the Seller or any of their Affiliates, in order to comply with or obtain more favorable treatment under any current or future law, rule, regulation, accounting rule or principle.

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SECTION 11.9 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 11.10 Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors.

SECTION 11.11 Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.12 Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Noteholders, and any other party secured hereunder, and any other Person with an ownership interest in any part of the Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 11.13 Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

SECTION 11.14 GOVERNING LAW; Submission to Jurisdiction; Waiver of Jury Trial.

(a) THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b) Each of the parties hereto hereby irrevocably and unconditionally:

(i) submits for itself and its property in any Proceeding relating to this Indenture or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(ii) consents that any such Proceeding may be brought and maintained in such courts and waives any objection that it may now or hereafter have to the venue of such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(iii) agrees that service of process in any such Proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 11.4 of this Indenture;

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(iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(v) to the extent permitted by applicable law, each party hereto irrevocably waives all right of trial by jury in any Proceeding or counterclaim based on, or arising out of, under or in connection with this Indenture, any other Transaction Document, or any matter arising hereunder or thereunder.

SECTION 11.15 Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 11.16 Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

SECTION 11.17 Trust Obligation. Each Noteholder or Note Owner, by acceptance of a Note, or, in the case of a Note Owner of a beneficial interest in a Note, by accepting the benefits of this Indenture, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in their respective individual capacities, (ii) any Certificateholder or any other owner of a beneficial interest in the Issuer, (iii) the Servicer, the Administrator or the Seller or (iv) any partner, owner, beneficiary, agent, officer, director, employee, successor or assign of any Person described in clauses (i), (ii) and (iii) above, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

SECTION 11.18 No Petition. The Indenture Trustee, by entering into this Indenture, and each Noteholder and Note Owner, by accepting a Note or, in the case of a Note Owner, a beneficial interest in a Note, hereby covenants and agrees that prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by the Bankruptcy Remote Parties, (i) such party shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter

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in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other Proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of, its creditors generally, any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) such party shall not commence, join with any other Person in commencing or institute, with any other Person, any Proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, arrangement, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction.

SECTION 11.19 Intent.

(a) It is the intent of the Issuer that the Notes constitute indebtedness for all financial accounting purposes and the Issuer agrees and each purchaser of a Note (by virtue of the acquisition of such Note or an interest therein) shall be deemed to have agreed, to treat the Notes as indebtedness for all financial accounting purposes.

(b) It is the intent of the Issuer that the Notes (other than any Notes that are owned during any period of time by either the Issuer or a Person that is considered the same Person as the Issuer for United States federal income tax purposes) constitute indebtedness for all tax purposes and the Issuer agrees and each purchaser of a Note (by virtue of the acquisition of such Note or an interest therein) shall be deemed to have agreed to treat the Notes as indebtedness for all federal, state and local income, franchise and value added tax purposes.

SECTION 11.20 Subordination of Claims. The Issuer’s obligations under this Indenture are obligations solely of the Issuer and will not constitute a claim against the Seller to the extent that the Issuer does not have funds sufficient to make payment of such obligations. In furtherance of and not in derogation of the foregoing, each of the Owner Trustee (in its individual capacity and as the Owner Trustee), by accepting the benefits of this agreement, a Certificateholder, by accepting a Certificate (or any portion thereof), and the Indenture Trustee (in its individual capacity and as Indenture Trustee), by entering into this Indenture, and each Noteholder, and each Note Owner, by accepting the benefits of this Indenture, hereby acknowledges and agrees that such Person has no right, title or interest in or to the Other Assets of the Seller. To the extent that, notwithstanding the agreements and provisions contained in the preceding sentence, each of the Owner Trustee, the Indenture Trustee, each Noteholder or Note Owner and any Certificateholder either (i) asserts an interest or claim to, or benefit from, Other Assets, or (ii) is deemed to have any such interest, claim to, or benefit in or from Other Assets, whether by operation of law, legal process, pursuant to applicable provisions of insolvency laws or otherwise (including by virtue of Section 1111(b) of the Bankruptcy Code or any successor provision having similar effect under the Bankruptcy Code), then such Person further acknowledges and agrees that any such interest, claim or benefit in or from Other Assets is and will be expressly subordinated to the indefeasible payment in full of all other obligations and liabilities, which, under the terms of the relevant documents relating to the securitization or conveyance of such Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distributions or application under

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applicable law, including insolvency laws, and whether or not asserted against the Seller), including the payment of post-petition interest on such other obligations and liabilities. The provisions of this Section 11.20 will be deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code. Each of the Indenture Trustee (in its individual capacity and as the Indenture Trustee), by entering into or accepting this agreement, a Certificateholder, by accepting a Certificate, and the Owner Trustee and each Noteholder or Note Owner, by accepting the benefits of this Indenture, hereby further acknowledges and agrees that no adequate remedy at law exists for a breach of this Section 11.20 and the terms of this Section 11.20 may be enforced by an action for specific performance. The provisions of this Section 11.20 will be for the third party benefit of those entitled to rely thereon and will survive the termination of this Indenture.

SECTION 11.21 Limitation of Liability of Owner Trustee. It is expressly understood and agreed by the parties that (a) this document is executed and delivered by Wells Fargo Delaware Trust Company, N.A., not individually or personally, but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, pursuant to the Trust Agreement, (b) each of the representations, warranties, covenants, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, warranties, covenants undertakings and agreements by Wells Fargo Delaware Trust Company, N.A., but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wells Fargo Delaware Trust Company, N.A., individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) Wells Fargo Delaware Trust Company, N.A. has made no investigation as to the accuracy or completeness of any representations or warranties made by the Issuer or any other Person in this Agreement and (e) under no circumstances shall Wells Fargo Delaware Trust Company, N.A. be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Indenture or under the Notes or any of the other Transaction Documents or in any of the certificates, notices or agreements delivered pursuant thereto, as to all of which recourse shall be had solely to the assets of the Issuer.

SECTION 11.22 U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Indenture Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Indenture Trustee. The parties to this Indenture agree that they will provide the Indenture Trustee with such information about the Issuer as it may request in order for the Indenture Trustee to satisfy the requirements of the U.S.A. Patriot Act.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

DRIVE AUTO RECEIVABLES TRUST 2018-2

By:	Wells Fargo Delaware Trust Company, N.A., not in its individual capacity but solely as Owner Trustee

By:	/s/ Rosemary Kennard

Name:	Rosemary Kennard
Title:	Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as the Indenture Trustee

By:	/s/ Adam B. Scozzafava

Name:	Adam B. Scozzafava
Title:	Vice President

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SCHEDULE I

PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

In addition to the representations, warranties and covenants contained in the Indenture, the Issuer hereby represents, warrants, and covenants to the Indenture Trustee as follows on the Closing Date:

General

1. The Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables and the other Collateral in favor of the Indenture Trustee, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from the Issuer.

2. The Receivables constitute “tangible chattel paper,” “electronic chattel paper,” “accounts,” “instruments” or “general intangibles,” within the meaning of the UCC.

3. Each Receivable is secured by a first priority validly perfected security interest in the related Financed Vehicle in favor of the Originator (or its assignee), as secured party, or all necessary actions with respect to such Receivable have been taken or will be taken to perfect a first priority security interest in the related Financed Vehicle in favor of the Originator (or its assignee), as secured party.

4. Each Trust Account constitutes either a “deposit account” or a “securities account” within the meaning of the UCC.

Creation

5. Immediately prior to the sale, transfer, assignment and conveyance of a Receivable by the Seller to the Issuer, the Seller owned and had good and marketable title to such Receivable free and clear of any Lien and immediately after the sale, transfer, assignment and conveyance of such Receivable to the Issuer, the Issuer will have good and marketable title to such Receivable free and clear of any Lien.

Perfection

6. The Issuer has caused or will have caused, within ten days after the effective date of the Indenture, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Receivables granted to the Indenture Trustee hereunder; and the Servicer has in its possession the original copies of such instruments or tangible chattel paper that constitute or evidence the Receivables, and all financing statements referred to in this paragraph contain a statement that: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party”.

7. With respect to Receivables that constitute instruments or tangible chattel paper, either:

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(i) All original executed copies of each such instrument or tangible chattel paper have been delivered to the Indenture Trustee; or

(ii) Such instruments or tangible chattel paper are in the possession of the Servicer and the Indenture Trustee has received a written acknowledgment from the Servicer that the Servicer is holding such instruments or tangible chattel paper solely on behalf and for the benefit of the Indenture Trustee, as pledgee of the Issuer; or

(iii) The Servicer received possession of such instruments or tangible chattel paper after the Indenture Trustee received a written acknowledgment from the Servicer that the Servicer is acting solely as agent of the Indenture Trustee, as pledgee of the Issuer.

8. With respect to the Trust Accounts that constitute deposit accounts, either:

(i) the Issuer has delivered to the Indenture Trustee a fully executed agreement pursuant to which the bank maintaining the deposit accounts has agreed to comply with all instructions originated by the Indenture Trustee directing disposition of the funds in such Trust Accounts without further consent by the Issuer; or

(ii) the Issuer has taken all steps necessary to cause the Indenture Trustee to become the account holder of such Trust Accounts.

9. With respect to the Trust Accounts that constitute securities accounts or securities entitlements, either:

(i) the Issuer has delivered to the Indenture Trustee a fully executed agreement pursuant to which the securities intermediary has agreed to comply with all instructions originated by the Indenture Trustee relating to such Trust Accounts without further consent by the Issuer; or

(ii) the Issuer has taken all steps necessary to cause the securities intermediary to identify in its records the Indenture Trustee as the person having a security entitlement against the securities intermediary in each of such Trust Accounts.

Priority

10. The Issuer has not authorized the filing of, and is not aware of, any financing statements against the Issuer that include a description of collateral covering the Receivables other than any financing statement (i) relating to the conveyance of the Receivables by Santander Consumer to the Seller under the Purchase Agreement, (ii) relating to the conveyance of the Receivables by the Seller to the Issuer under the Sale and Servicing Agreement, (iii) relating to the security interest granted to the Indenture Trustee under the Indenture or (iv) that has been terminated.

11. The Issuer is not aware of any material judgment, ERISA or tax lien filings against the Issuer.

12. Neither the Issuer nor a custodian or vaulting agent thereof holding any Receivable that is electronic chattel paper has communicated an “authoritative copy” (as such term is used in Section 9-105 of the UCC) of any loan agreement that constitutes or evidences such Receivable to any Person other than the Servicer.

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13. None of the instruments, tangible chattel paper or electronic chattel paper that constitute or evidence the Receivables has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Issuer or the Indenture Trustee.

14. No Trust Account that constitutes a securities account or securities entitlement is in the name of any Person other than the Issuer or the Indenture Trustee. The Issuer has not consented to the securities intermediary of any such Trust Account to comply with entitlement orders of any Person other than the Indenture Trustee.

15. No Trust Account that constitutes a deposit account is in the name of any Person other than the Issuer or the Indenture Trustee. The Issuer has not consented to the bank maintaining such Trust Account to comply with instructions of any Person other than the Indenture Trustee.

Survival of Perfection Representations

16. Notwithstanding any other provision of this Indenture or any other Transaction Document, the perfection representations, warranties and covenants contained in this Schedule I shall be continuing, and remain in full force and effect until such time as all obligations under this Indenture have been finally and fully paid and performed.

No Waiver

17. The Issuer shall provide the Rating Agencies with prompt written notice of any material breach of the perfection representations, warranties and covenants contained in this Schedule I, and shall not, without satisfying the Rating Agency Condition, waive a breach of any of such perfection representations, warranties or covenants.

Issuer to Maintain Perfection and Priority

18. The Issuer covenants that, in order to evidence the interests of the Indenture Trustee under this Indenture, the Issuer shall take such action, or execute and deliver such instruments as may be necessary or advisable (including, without limitation, such actions as are requested by the Indenture Trustee) to maintain and perfect, as a first priority interest, the Indenture Trustee’s security interest in the Receivables. The Issuer shall, from time to time and within the time limits established by law, prepare and file, all financing statements, amendments, continuations, initial financing statements in lieu of a continuation statement, terminations, partial terminations, releases or partial releases, or any other filings necessary or advisable to continue, maintain and perfect the Indenture Trustee’s security interest in the Receivables as a first-priority interest.

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Exhibit A-1

FORM OF CLASS [A-1] [A-2] [A-3] [B] [C] [D] NOTES1

REGISTERED	$___________________[2]
No. R-________	CUSIP NO. ______________
ISIN. ______________

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

BY ACQUIRING THIS NOTE (OR ANY INTEREST HEREIN), EACH PURCHASER OR TRANSFEREE (AND, IF THE PURCHASER OR TRANSFEREE IS A PLAN (AS DEFINED BELOW), ITS FIDUCIARY) (I) WILL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (A) SUCH PURCHASER OR TRANSFEREE IS NOT ACQUIRING THIS NOTE (OR ANY INTEREST HEREIN) ON BEHALF OF, OR WITH ANY ASSETS OF, A PLAN THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (EACH, A “BENEFIT PLAN”), OR A PLAN THAT IS SUBJECT TO A LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) OR (B) THE ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE (OR ANY INTEREST HEREIN) WILL NOT GIVE RISE TO A NONEXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF ANY SIMILAR LAW AND THAT CERTAIN OTHER REQUIREMENTS ARE SATISFIED, AS SET FORTH IN THE INDENTURE AND (II) ACKNOWLEDGES AND AGREES IF IT IS A BENEFIT PLAN OR A PLAN THAT IS SUBJECT TO SIMILAR LAW, IT SHALL NOT ACQUIRE THIS NOTE (OR INTEREST HEREIN) AT ANY TIME THAT THE RATINGS ON THIS NOTE ARE BELOW

[1]	Other than 144A Notes. See Exhibit A-2.
[2]	Denominations of $1,000 and integral multiples of $1,000 in excess thereof (except for two Notes of each Class which may be issued in a denomination other than an integral multiple of $1,000).

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INVESTMENT GRADE OR IF THIS NOTE HAS BEEN CHARACTERIZED AS OTHER THAN INDEBTEDNESS FOR APPLICABLE LOCAL LAW PURPOSES. IN ADDITION, BY YOUR ACQUISITION OF THIS NOTE OR ANY INTEREST HEREIN, IF YOU ARE A BENEFIT PLAN, YOU AND YOUR FIDUCIARY WILL BE DEEMED TO REPRESENT, COVENANT AND AGREE THAT, (A) YOU ARE REPRESENTED BY AN INDEPENDENT FIDUCIARY THAT IS (1) A “FIDUCIARY” WITH RESPECT TO THE BENEFIT PLAN WITHIN THE MEANING OF SECTION 3(21) OF ERISA, SECTION 4975 OF THE CODE, OR BOTH, AND IS RESPONSIBLE FOR EXERCISING INDEPENDENT JUDGMENT IN EVALUATING THE BENEFIT PLAN’S ACQUISITION OF THE NOTES AND (2) IS A PERSON DESCRIBED IN DEPARTMENT OF LABOR REGULATION 29 C.F.R. 2510.3-21(c)(1)(i), (B) SUCH INDEPENDENT FIDUCIARY HAS EXERCISED INDEPENDENT JUDGMENT IN EVALUATING WHETHER TO PURCHASE THIS NOTE, AND (C) THE INDEPENDENT FIDUCIARY IS CAPABLE OF EVALUATING INVESTMENT RISKS INDEPENDENTLY, BOTH IN GENERAL AND WITH RESPECT TO THIS NOTE. YOU ACKNOWLEDGE THAT (A) NEITHER THE ISSUER NOR ANY UNDERWRITER IS UNDERTAKING TO PROVIDE IMPARTIAL INVESTMENT ADVICE OR TO GIVE ADVICE IN ANY FIDUCIARY CAPACITY, IN CONNECTION WITH YOUR INVESTMENT IN THIS NOTE AND (B) THE PROSPECTUS AND THE INDENTURE FAIRLY INFORM SUCH FIDUCIARY OF THE EXISTENCE AND NATURE OF THE FINANCIAL INTERESTS OF THE ISSUER, THE UNDERWRITER AND OTHER PARTIES. FOR PURPOSES OF THE FOREGOING, “PLAN” MEANS AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF ERISA WHETHER OR NOT SUBJECT TO TITLE I OF ERISA, A “PLAN” AS DEFINED IN SECTION 4975 OF THE CODE, OR AN ENTITY OR ACCOUNT DEEMED TO HOLD THE PLAN ASSETS OF ANY OF THE FOREGOING.

TRANSFERS OF THIS NOTE MUST GENERALLY BE ACCOMPANIED BY APPROPRIATE TAX TRANSFER DOCUMENTATION AND ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE INDENTURE.

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DRIVE AUTO RECEIVABLES TRUST 2018-2

[CLASS A-1 2.45000%] [CLASS A-2 2.64%] [CLASS A-3 2.88%] [CLASS B 3.22%] [CLASS C 3.63%] [CLASS D 4.14%]

AUTO LOAN ASSET BACKED NOTES

Drive Auto Receivables Trust 2018-2, a statutory trust organized and existing under the laws of the State of Delaware (including any successor, the “Issuer”), for value received, hereby promises to pay to [            ], or registered assigns, the principal sum of [        ] DOLLARS ($[        ]), in monthly installments on the 15th of each month, or if such day is not a Business Day, on the immediately succeeding Business Day, commencing on June 15, 2018 (each, a “Payment Date”) until the principal of this Note is paid or made available for payment, and to pay interest on each Payment Date on the Class [A-1] [A-2] [A-3] [B] [C] [D] Note Balance as of the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date), or as of the Closing Date in the case of the first Payment Date, at the rate per annum shown above (the “Interest Rate”), in each case as and to the extent set forth in Sections 2.7, 3.1, 5.4(b) and 8.2 of the Indenture and Section 4.4 of the Sale and Servicing Agreement; provided, however, that the entire unpaid Class [A-1] [A-2] [A-3] [B] [C] [D] Note Balance shall be due and payable on the earliest of (i) [        ] (the “Final Scheduled Payment Date”), (ii) the Redemption Date, if any, pursuant to Section 10.1 of the Indenture and (iii) the date the Notes are accelerated after an Event of Default pursuant to Section 5.2 of the Indenture. Interest on this Note will accrue for each Payment Date from and including the [preceding Payment Date (or, in the case of the initial Payment Date, from and including the Closing Date) to but excluding such Payment Date] 3 [15th day of the prior calendar month (or, in the case of the initial Payment Date from and including the Closing Date) to but excluding the 15th day of the calendar month in which such Payment Date occurs]4. Interest will be computed on the basis of [Class A-1: actual days elapsed and a 360-day year] [Class A-2, A-3, B, C, D: a 360-day year of twelve 30-day months]. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee the name of which appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

[3]	The Class A-1 Notes.
[4]	The Class A-2, A-3, B, C and D Notes.

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IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually, by its Authorized Officer.

Dated: [            ]

DRIVE AUTO RECEIVABLES
TRUST 2018-2

By: Wells Fargo Delaware Trust Company, N.A., not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

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INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Dated: [            ]

WILMINGTON TRUST, NATIONAL ASSOCIATION,
a national banking association, not in its
individual capacity but solely as Indenture Trustee

By:
Authorized Signatory

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[REVERSE OF NOTE]

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its [Class A-1 2.45000%] [Class A-2 2.64%] [Class A-3 2.88%] [Class B 3.22%] [Class C 3.63%] [Class D 4.14%] Auto Loan Asset-Backed Notes (herein called the “Class [A-1] [A-2] [A-3] [B] [C] [D] Notes” or the “Notes”), all issued under an Indenture, dated as of May 23, 2018 (such Indenture, as supplemented or amended, is herein called the “Indenture”), between the Issuer and Wilmington Trust, National Association, a national banking association, not in its individual capacity but solely as trustee (the “Indenture Trustee”), which term includes any successor Indenture Trustee under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Notes are subject to all terms of the Indenture and the Sale and Servicing Agreement. All terms used in this Note that are not otherwise defined herein and that are defined in the Indenture or the Sale and Servicing Agreement shall have the meanings assigned to them in or pursuant to the Indenture or in Appendix A of the Sale and Servicing Agreement.

The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture. All covenants and agreements made by the Issuer in the Indenture are for the benefit of the Holders of the Notes.

Principal payable on the Notes will be paid on each Payment Date in the amount specified in the Indenture and in the Sale and Servicing Agreement. As described above, the entire Class [A-1] [A-2] [A-3] [B] [C] [D] Note Balance shall be due and payable on the earliest of (i) [        ] (the “Final Scheduled Payment Date”), (ii) the Redemption Date, if any, pursuant to Section 10.1 of the Indenture and (iii) the date the Notes are accelerated after an Event of Default pursuant to Section 5.2 of the Indenture. All principal payments on the Class [A-1] [A-2] [A-3] [B] [C] [D] Notes shall be made pro rata to the Class [A-1] [A-2] [A-3] [B] [C] [D] Noteholders entitled thereto.

Payments of principal of and interest on this Note made on each Payment Date, Redemption Date or upon acceleration shall be made by check mailed first-class, postage prepaid, to the Person whose name appears as the registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on the related Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) affected by any payments made on any Payment Date or Redemption Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the remaining unpaid principal amount of this Note on a Payment Date or Redemption Date, then the Indenture

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Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the registered Holder hereof as of the close of business on the Record Date preceding such Payment Date or Redemption Date by notice mailed prior to such Payment Date or Redemption Date which shall specify the amount then due and payable and such amount shall be payable only upon presentation and surrender of this Note at the Corporate Trust Office of the Indenture Trustee or at the place specified by the Indenture Trustee in such notice.

The Issuer shall pay interest on overdue installments of interest at the Class [A-1], [A-2], [A-3], [B], [C], [D] Interest Rate to the extent lawful.

Each Noteholder or Note Owner, by acceptance of this Note, or, in the case of a Note Owner of a beneficial interest in this Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in their respective individual capacities, (ii) any Certificateholder or any other owner of a beneficial interest in the Issuer, (iii) the Servicer, the Administrator or the Seller or (iv) any partner, owner, beneficiary, agent, officer, director, employee, successor or assign of any Person described in clauses (i), (ii) and (iii) above, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

It is the intent of the Issuer, the Noteholders and the Note Owners that, for purposes of federal, state and local income, franchise and value added tax, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes (other than any Notes that are owned during any period of time by either the Issuer or a Person that is considered the same Person as the Issuer for United States federal income tax purposes) shall constitute indebtedness. The Noteholders, by acceptance of this Note, agree to treat, and to take no action inconsistent with the treatment of, the Notes for such tax purposes as indebtedness.

Each Noteholder and Note Owner, by accepting this Note or, in the case of a Note Owner, a beneficial interest in this Note, hereby covenants and agrees that prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by the Bankruptcy Remote Parties, (i) such party shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other Proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of, its creditors generally, any party to the Indenture or any other creditor of such Bankruptcy Remote Party and (ii) such party shall not commence, join with any other Person in

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commencing or institute, with any other Person, any Proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, arrangement, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction.

THIS NOTE AND THE INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

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ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells,

assigns and transfers unto

                                                                                                      (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints                     , attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:	_______________________________ */

Signature Guaranteed:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

*/	NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular without alteration, enlargement or any change whatsoever.

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EXHIBIT A-2

FORM OF 144A

CLASS [A-1] [A-2] [A-3] [B] [C] [D] [E] NOTES

REGISTERED

No. R-___

$___________________________1

CUSIP NO. [__________]

ISIN. [______________]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE OR ANY INTEREST HEREIN HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND THE ISSUER HAS NOT BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”). THIS NOTE OR ANY INTEREST HEREIN MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT (A) (1) TO A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A “QUALIFIED INSTITUTIONAL BUYER”) WHO IS EITHER PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, IN A PRINCIPAL AMOUNT OF NOT LESS THAN [$1,000 AND IN GREATER WHOLE NUMBER DENOMINATIONS OF $1,000 IN EXCESS THEREOF (EXCEPT FOR TWO SUCH NOTES WHICH MAY BE ISSUED IN INTEGRAL MULTIPLES IN EXCESS THEREOF OF OTHER THAN $1,000)]2 [$1,810,000 AND IN GREATER WHOLE NUMBER DENOMINATIONS OF $1,000 IN EXCESS THEREOF (EXCEPT FOR TWO SUCH NOTES WHICH MAY BE ISSUED IN A LESSER

[1]	In the case of Class A, Class B, Class C or Class D Notes, denominations of $1,000 and integral multiples of $1,000 in excess thereof (except for two Notes of each Class which may be issued in a denomination other than an integral multiple of $1,000); in the case of Class E Notes, denominations of $1,810,000 and integral multiples of $1,000 in excess thereof (except for two Notes which may be issued in a lesser denomination and/or in integral multiples in excess thereof of other than $1,000).
[2]	Class A, Class B, Class C and Class D Notes.

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DENOMINATION AND/OR IN INTEGRAL MULTIPLES IN EXCESS THEREOF OF OTHER THAN $1,000)]3 FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, OR (2) TO THE DEPOSITOR OR ANY OF ITS U.S. CORPORATE AFFILIATES (OR DISREGARDED ENTITIES THEREOF) AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER WILL BE DEEMED TO HAVE MADE CERTAIN REPRESENTATIONS AND AGREEMENTS SET FORTH IN THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE INDENTURE TRUSTEE, OR ANY INTERMEDIARY. IF AT ANY TIME, THE ISSUER DETERMINES OR IS NOTIFIED THAT THE HOLDER OF SUCH NOTE OR BENEFICIAL INTEREST IN SUCH NOTE WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE ISSUER AND THE INDENTURE TRUSTEE MAY CONSIDER THE ACQUISITION OF THIS NOTE OR SUCH INTEREST IN SUCH NOTE VOID AND REQUIRE THAT THIS NOTE OR SUCH INTEREST HEREIN BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER.

BY YOUR ACQUISITION OF THIS NOTE OR ANY INTEREST HEREIN, YOU (AND, IF YOU ARE A PLAN (AS DEFINED BELOW), YOUR FIDUCIARY) (A) SHALL BE DEEMED TO REPRESENT, COVENANT AND AGREE, FOR THE BENEFIT OF THE ISSUER, THE SERVICER, ANY INITIAL PURCHASER OF THIS NOTE AND THE INDENTURE TRUSTEE, THAT EITHER (I) YOU ARE NOT ACQUIRING THIS NOTE (OR INTEREST HEREIN) ON BEHALF OF, OR WITH THE ASSETS OF, ANY PLAN (AS DEFINED BELOW) THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (EACH, A “BENEFIT PLAN”) OR ANY PLAN THAT IS SUBJECT TO A LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) OR (II) THE ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE (OR INTEREST HEREIN) WILL NOT GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF ANY SIMILAR LAW AND THAT CERTAIN OTHER REQUIREMENTS ARE SATISFIED, AS SET FORTH IN THE INDENTURE AND (B) ACKNOWLEDGE AND AGREE IF YOU ARE A BENEFIT PLAN OR A PLAN THAT IS SUBJECT TO SIMILAR LAW THAT YOU SHALL NOT ACQUIRE THIS NOTE (OR INTEREST HEREIN) AT ANY TIME THAT THE RATINGS ON THIS NOTE ARE BELOW INVESTMENT GRADE OR IF THIS NOTE HAS BEEN CHARACTERIZED AS OTHER THAN INDEBTEDNESS FOR APPLICABLE LOCAL LAW PURPOSES. IN ADDITION,

[3]	Class E Notes.

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BY YOUR ACQUISITION OF THIS NOTE OR ANY INTEREST HEREIN, IF YOU ARE A BENEFIT PLAN, YOU AND YOUR FIDUCIARY WILL BE DEEMED TO REPRESENT, COVENANT AND AGREE THAT, (A) YOU ARE REPRESENTED BY AN INDEPENDENT FIDUCIARY THAT IS (1) A “FIDUCIARY” WITH RESPECT TO THE BENEFIT PLAN WITHIN THE MEANING OF SECTION 3(21) OF ERISA, SECTION 4975 OF THE CODE, OR BOTH, AND IS RESPONSIBLE FOR EXERCISING INDEPENDENT JUDGMENT IN EVALUATING THE BENEFIT PLAN’S ACQUISITION OF THE NOTES AND (2) IS A PERSON DESCRIBED IN DEPARTMENT OF LABOR REGULATION 29 C.F.R. 2510.3-21(c)(1)(i), (B) SUCH INDEPENDENT FIDUCIARY HAS EXERCISED INDEPENDENT JUDGMENT IN EVALUATING WHETHER TO PURCHASE THIS NOTE, AND (C) THE INDEPENDENT FIDUCIARY IS CAPABLE OF EVALUATING INVESTMENT RISKS INDEPENDENTLY, BOTH IN GENERAL AND WITH RESPECT TO THIS NOTE. YOU ACKNOWLEDGE THAT (A) NEITHER THE ISSUER NOR ANY UNDERWRITER OR INITIAL PURCHASER IS UNDERTAKING TO PROVIDE IMPARTIAL INVESTMENT ADVICE OR TO GIVE ADVICE IN ANY FIDUCIARY CAPACITY, IN CONNECTION WITH YOUR INVESTMENT IN THIS NOTE AND (B) THE OFFERING DOCUMENTS AND THE INDENTURE FAIRLY INFORM SUCH FIDUCIARY OF THE EXISTENCE AND NATURE OF THE FINANCIAL INTERESTS OF THE ISSUER, THE UNDERWRITER OR THE INITIAL PURCHASER AND OTHER PARTIES. FOR PURPOSES OF THE FOREGOING, “PLAN” MEANS AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF ERISA WHETHER OR NOT SUBJECT TO TITLE I OF ERISA, A “PLAN” AS DEFINED IN SECTION 4975 OF THE CODE, OR AN ENTITY OR ACCOUNT DEEMED TO HOLD THE PLAN ASSETS OF ANY OF THE FOREGOING.

TRANSFERS OF THIS NOTE MUST GENERALLY BE ACCOMPANIED BY APPROPRIATE TAX TRANSFER DOCUMENTATION AND ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE INDENTURE.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

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DRIVE AUTO RECEIVABLES TRUST 2018-2

[CLASS A-1 2.45000%] [CLASS A-2 2.64%] [CLASS A-3 2.88%] [CLASS B 3.22%]

[CLASS C 3.63%] [CLASS D 4.14%] [CLASS E 0.00%]

AUTO LOAN ASSET BACKED NOTES

Drive Auto Receivables Trust 2018-2, a statutory trust organized and existing under the laws of the State of Delaware (including any successor, the “Issuer”), for value received, hereby promises to pay to [            ], or registered assigns, the principal sum of [        ] DOLLARS ($[        ]), in monthly installments on the 15th of each month, or if such day is not a Business Day, on the immediately succeeding Business Day, commencing on June 15, 2018 (each, a “Payment Date”) until the principal of this Note is paid or made available for payment, and to pay interest on each Payment Date on the Class [A-1] [A-2] [A-3] [B] [C] [D] [E] Note Balance as of the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date), or as of the Closing Date in the case of the first Payment Date, at the rate per annum shown above (the “Interest Rate”), in each case as and to the extent set forth in Sections 2.7, 3.1, 5.4(b) and 8.2 of the Indenture and Section 4.4 of the Sale and Servicing Agreement; provided, however, that the entire unpaid Class [A-1] [A-2] [A-3] [B] [C] [D] [E] Note Balance shall be due and payable on the earliest of (i) [        ] (the “Final Scheduled Payment Date”), (ii) the Redemption Date, if any, pursuant to Section 10.1 of the Indenture and (iii) the date the Notes are accelerated after an Event of Default pursuant to Section 5.2 of the Indenture. Interest on this Note will accrue for each Payment Date from and including the [preceding Payment Date (or, in the case of the initial Payment Date, from and including the Closing Date) to but excluding such Payment Date] 4 [15th day of the prior calendar month (or, in the case of the initial Payment Date from and including the Closing Date) to but excluding the 15th day of the calendar month in which such Payment Date occurs]5. Interest will be computed on the basis of [Class A-1: actual days elapsed and a 360-day year] [Class A-2, A-3, B, C, D, E: a 360-day year of twelve 30-day months]. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee the name of which appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

[4]	The Class A-1 Notes.
[5]	The Class A-2, A-3, B, C, D and E Notes.

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IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually by its Authorized Officer.

Dated:                     , 2018

DRIVE AUTO RECEIVABLES TRUST 2018-2

By: Wells Fargo Delaware Trust Company, N.A., not in its individual capacity but solely as Owner Trustee

By: :
Name:
Title:

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INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Dated:                     , 2018

WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as Indenture Trustee

By:
Authorized Signatory

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[REVERSE OF NOTE]

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its [Class A-1 2.45000%] [Class A-2 2.64%] [Class A-3 2.88%] [Class B 3.22%] [Class C 3.63%] [Class D 4.14%] [Class E 0.00%] Auto Loan Asset-Backed Notes (herein called the “Class [A-1] [A-2] [A-3] [B] [C] [D] [E] Notes” or the “Notes”), all issued under an Indenture, dated as of May 23, 2018 (such Indenture, as supplemented or amended, is herein called the “Indenture”), between the Issuer and Wilmington Trust, National Association, a national banking association, not in its individual capacity but solely as trustee (the “Indenture Trustee”), which term includes any successor Indenture Trustee under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Notes are subject to all terms of the Indenture and the Sale and Servicing Agreement. All terms used in this Note that are not otherwise defined herein and that are defined in the Indenture or the Sale and Servicing Agreement shall have the meanings assigned to them in or pursuant to the Indenture or in Appendix A of the Sale and Servicing Agreement.

The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture. All covenants and agreements made by the Issuer in the Indenture are for the benefit of the Holders of the Notes.

Principal payable on the Notes will be paid on each Payment Date in the amount specified in the Indenture and in the Sale and Servicing Agreement. As described above, the entire Class [A-1] [A-2] [A-3] [B] [C] [D] [E] Note Balance shall be due and payable on the earliest of (i) [        ] (the “Final Scheduled Payment Date”), (ii) the Redemption Date, if any, pursuant to Section 10.1 of the Indenture and (iii) the date the Notes are accelerated after an Event of Default pursuant to Section 5.2 of the Indenture. All principal payments on the Class [A-1] [A-2] [A-3] [B] [C] [D] [E] Notes shall be made pro rata to the Class [A-1] [A-2] [A-3] [B] [C] [D] [E] Noteholders entitled thereto.

Payments of principal of and interest on this Note made on each Payment Date, Redemption Date or upon acceleration shall be made by check mailed first-class, postage prepaid, to the Person whose name appears as the registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on the related Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) affected by any payments made on any Payment Date or Redemption Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the remaining unpaid principal amount of this Note on a Payment Date or Redemption Date, then the Indenture

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Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the registered Holder hereof as of the close of business on the Record Date preceding such Payment Date or Redemption Date by notice mailed prior to such Payment Date or Redemption Date which shall specify the amount then due and payable and such amount shall be payable only upon presentation and surrender of this Note at the Corporate Trust Office of the Indenture Trustee or at the place specified by the Indenture Trustee in such notice.

The Issuer shall pay interest on overdue installments of interest at the Class [A-1] [A-2] [A-3] [B] [C] [D] [E] Interest Rate to the extent lawful.

Each Noteholder or Note Owner, by acceptance of this Note, or, in the case of a Note Owner of a beneficial interest in this Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in their respective individual capacities, (ii) any Certificateholder or any other owner of a beneficial interest in the Issuer, (iii) the Servicer, the Administrator or the Seller or (iv) any partner, owner, beneficiary, agent, officer, director, employee, successor or assign of any Person described in clauses (i), (ii) and (iii) above, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

It is the intent of the Issuer, the Noteholders and the Note Owners that, for purposes of federal, state and local income, franchise and value added tax, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes (other than any Notes that are owned during any period of time by either the Issuer or a Person that is considered the same Person as the Issuer for United States federal income tax purposes) shall constitute indebtedness. The Noteholders, by acceptance of this Note, agree to treat, and to take no action inconsistent with the treatment of, the Notes for such tax purposes as indebtedness.

Each Noteholder and Note Owner, by accepting this Note or, in the case of a Note Owner, a beneficial interest in this Note, hereby covenants and agrees that prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by the Bankruptcy Remote Parties, (i) such party shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other Proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of, its creditors generally, any party to the Indenture or any other creditor of such Bankruptcy Remote Party and (ii) such party shall not commence, join with any other Person in commencing or institute, with any other Person, any Proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, arrangement, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction.

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THIS NOTE AND THE INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

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ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________________________________________________________

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints                     , attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: _____________	_______________________________*/

Signature Guaranteed:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

*/	NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular without alteration, enlargement or any change whatsoever.

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